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                              PURCHASE AGREEMENT

                                 by and among

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                           SLINGSHOT NETWORKS, LLC,

                                      and

                         ANSCHUTZ DIGITAL MEDIA, INC.



                        Dated as of September 26, 1999

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                              PURCHASE AGREEMENT

     This PURCHASE AGREEMENT, dated as of September 26, 1999 (this "Agreement"), by and among Qwest Communications International Inc., a Delaware corporation (together with its permitted assigns, "Purchaser"), Slingshot Networks, LLC, a Delaware limited liability company ("Slingshot"), and Anschutz Digital Media, Inc., a Colorado corporation ("ADMI").

                                   RECITALS

     A. ADMI and Slingshot are engaged in the business of providing enhanced telephony, calling card and related services and advanced digital production, post-production and transmission facility, digital media storage and distribution services, telephony-based data storage and enhanced services, access and routing services and prepaid telecommunications services (the "Business");

     B. Subject to the terms and conditions contained in this Agreement, ADMI intends to sell, transfer and assign to Purchaser, and Purchaser intends to purchase and acquire from ADMI, certain assets of ADMI used in the operation of the portion of the Business relating to the provision of enhanced telephony services, including network-based telecommunications products, customer premises telecommunications products and service bureau transactional service offerings (the "Telecom Business"); and

     C. Subject to the terms and conditions contained in this Agreement, and in the Contribution Agreement and the Subscription Agreement referred to herein,
(1) ADMI intends to contribute certain assets of ADMI used in the operation of the portion of the Business relating to advanced digital production, post-production and transmission facility, digital media storage and distribution services, telephony-based data storage and enhanced services, access and routing services (the "Digital Media Business") to Slingshot and (2) Qwest desires, either itself or through its permitted assigns, to purchase Class A Units (as defined herein) in Slingshot.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                             DEFINITIONS AND TERMS

     Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "ADMI" shall have the meaning set forth in the introductory paragraph to this Agreement.
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     "Affiliate" shall mean, as to any Person (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (ii) any corporation or organization (other than a Subsidiary of such Person) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iv) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or Subsidiaries. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. Notwithstanding the foregoing, except as otherwise expressly provided, Purchaser and any of its Affiliates that would constitute Affiliates of ADMI, Slingshot or PSI only by virtue of being Affiliates of Qwest Communications International Inc. shall be deemed not to be Affiliates of ADMI for the purposes of this Agreement; provided, that for purposes of the assignment of the Speer Indemnity, ADMI and Purchaser are Affiliates.

     "Agreement" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Assets" shall have the meaning set forth in Section 2.1(a) hereof.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c) hereof.

     "Balance Sheets" shall have the meaning set forth in Section 4.7(a) hereof.

     "Balance Sheet Date" shall mean July 31, 1999.

     "BFD" shall mean BFD Productions, Inc., a Nevada corporation.

     "Bill of Sale, Assignment and Assumption Agreement" shall mean the bill of sale, assignment and assumption agreement to be entered into at Closing by and between Purchaser and ADMI, in form and substance mutually acceptable to Purchaser and ADMI, pursuant to which (i) ADMI will transfer the Telephony Assets held by it to Purchaser, (ii) ADMI will assign to Purchaser any rights relating to the Telephony Assets under the Speer Purchase Agreement (including rights of indemnification), and (iii) Purchaser will assume the Assumed Liabilities of ADMI, as contemplated by Section 2.1 of this Agreement, together with such other instruments of transfer as the parties shall mutually agree in each case to Purchaser and ADMI .

     "Business" shall have the meaning set forth in the preamble hereto.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Denver, Colorado are authorized or obligated by law or executive order to close.

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     "Capacity and Service Agreement" shall mean a master services agreement to be entered into by Purchaser and ADMI substantially in the form of Exhibit A hereto.

     "Cleanup" shall mean all actions, whether voluntary or compelled by Environmental Laws, required to: (i) clean-up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (iv) respond to any government or third-party requests for information or documents in any way relating to clean-up, removal, treatment or remediation or potential clean-up, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

     "Class A Units" shall mean Class A units of interest in Slingshot representing, after giving effect to the transactions contemplated by this Agreement, 50% of the outstanding equity interests of Slingshot on a fully diluted basis.

     "Closing" shall have the meaning set forth in Section 3.3 hereof.

     "Closing Date" shall have the meaning set forth in Section 3.3 hereof.

     "Contribution Agreement" shall mean a contribution agreement dated the Closing Date, between ADMI and Slingshot, substantially in the form of Exhibit D attached hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Computer Programs" shall mean, with respect to a specified Person, (i) any and all computer software programs and software development tools, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained in such Person's Internet site(s); provided such intangibles shall not include any right or license to use the names "Anschutz" or "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating the names "Anschutz" or "Speer", and (v) all documentation, including user manuals and training materials, relating to any of the foregoing; provided that the foregoing shall not include any shrink-wrapped or similar off-the-shelf products.

     "Current Assets" shall have the meaning set forth in Section 3.1 hereof.

     "Current Liabilities" shall have the meaning set forth in Section 3.1 hereof.

     "Digital Media Business" shall have the meaning set forth in the preamble hereto.

     "Damages" shall have the meaning set forth in Section 9.3(a) hereof.

     "Environmental Claim" shall mean, with respect to a specified Person, any claim, action, cause of action, notice of potential responsibility, information request, notice of violation, notice

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of potential violation, complaint, order, directive, investigation or notice by any other Person arising out of, based on or attributable to (i) the current or past presence, threatened Release, or Release, of any Hazardous Material at, on, under or from, any location, whether or not owned, leased or operated by such specified Person, including any location at which Hazardous Materials originating on or from such specified Person's business were sent for disposal or treatment or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" shall mean all applicable federal, state, local and common laws and regulations relating to pollution or protection of the environment, including laws and regulations, now or hereafter in effect, relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, installation, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "Environmental Liability" shall mean any liability resulting from an actual, threatened or potential Environmental Claim; from failure to comply with any Environmental Law; from failure to obtain or comply with any Environmental Permit; from a Remedial Action; or from harm or injury to any person, to public health, or to the environment as a result of actual, threatened or potential exposure to Hazardous Materials.

     "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses, certificates, executions, approvals and any other authorizations under any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 4.16 hereof.

     "Equipment" shall have the meaning set forth in Section 4.9(f) hereof.

     "Final Closing Date Balance Sheet" shall have the meaning set forth in
Section 3.1 hereof.

     "FCC" shall mean the Federal Communications Commission.

     "GAAP" shall mean United States generally accepted accounting principles and practices.

     "Governmental Authority" shall mean any foreign, national, federal, state or local judicial, legislative, executive or governmental regulatory authority.

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     "Growth Share Plan" shall mean the phantom equity participation plan to be adopted by Slingshot after the closing pursuant to which Slingshot may offer up to 7.5% of its common equity interest to its directors, officers and employees.

     "Hazardous Materials" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) that are or become defined or listed as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, that contain polychlorinated bi-phenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) that pose a hazard to human or worker health or safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IHC" shall mean IHC Holdings, LLC, a Colorado limited liability company.

     "Indebtedness" of any Person at any date shall include (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) and including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under capitalized lease obligations, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (vi) all guarantees by such Person of obligations of others.

     "Instruments of Transfer" shall have the meaning set forth in Section 2.1(b) hereof.

     "Intellectual Property" shall mean, with respect to a specified Person, all intellectual property rights used in or reasonably necessary for the business of such Person as currently conducted or as presently contemplated by such Person to be conducted, including all patents and patent applications, trademarks, trademark registrations and applications; service marks, service mark registrations and applications, logos, designs, proprietary rights, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; trade names, copyrights, copyright registrations and applications; Computer Programs; product plans, technology, process engineering, drawings, schematic drawings, secret processes; proprietary knowledge, including without limitation, trade secrets, know-how, confidential confirmation, proprietary processes and formulae; provided such intangibles shall not include any right or license to use the names "Anschutz" and "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating

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the names "Anschutz" or "Speer"; provided further, that the foregoing shall not include any shrink-wrapped or similar off-the-shelf products. For the purposes of this Agreement, any reference to Intellectual Property of ADMI or Slingshot shall be deemed not to include Intellectual Property of PSI except to the extent otherwise expressly stated.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Knowledge" or "knowledge" with respect to any particular representation or warranty contained in this Agreement, when used to apply to the "knowledge of ADMI", shall be deemed to be followed by the phrase "after due inquiry" and shall mean the actual knowledge or conscious awareness after due inquiry of any senior officer of ADMI; provided that for purposes of Section 4.25 hereof the term "knowledge" means that such statement shall be deemed to be made to the actual knowledge or conscious awareness of any senior officer of ADMI after having shown Lee Provow, Ken Clinebell and Scott Carpenter the relevant statement and having consulted with such individuals as to whether they have actual knowledge of any fact or circumstance that would make such statement untrue.

     "Laws" shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment, decree, administrative order or administrative or judicial decision.

     "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute, accrued, contingent, monetary or nonmonetary, direct or indirect, known or unknown or matured or unmatured or of any other nature, including, but not limited to, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which are not set forth on or disclosed in either the Telecom Balance Sheet or the Slingshot Balance Sheet, as the case may be.

     "Licenses" shall have the meaning set forth in Section 4.15(d) hereof.

     "Liens" shall mean any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance of any nature whatsoever.

     "Litigation" shall mean, with respect to any specified Person, any litigation, legal action, arbitration, proceeding, material demand, material claim or investigation pending, or, to the knowledge of ADMI, threatened, planned or reasonably probable, against, affecting or brought by or against such specified Person or its present or former employees or agents relating to the business of such specified Person or any of its assets or liabilities or binding any of such Person's property or assets.

     "Managed" shall have the meaning set forth in Section 4.13(e).

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     "Management Agreement" shall mean the management agreement, dated March 16,
1999, between ADMI, the Speer Sellers and RMS Limited Partnership, a Nevada limited partnership.

     "Marks" shall mean all trade names, trademarks, service marks, brand names, brand marks, fictitious names or other Intellectual Property relating thereto; provided such trade names, trademarks, service marks, brand names, brand marks, fictitious names or other Intellectual Property shall not include any right or license to use the names "Anschutz" and "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating either "Anschutz" or "Speer"

     Unless the context otherwise requires, when used in Articles IV and V other than as a part of the defined terms Material Adverse Change or Material Adverse Effect, the word "material" shall mean, when used with respect to any event(s), act(s), condition(s) or occurrence(s), affecting the Telecom Business, the Digital Media Business or the Business, as the case may be, and an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s), individually or in the aggregate with respect to which Damages of $100,000 in the aggregate or more is being, or would reasonably be expected to be, asserted against, imposed upon or sustained by any of the Telecom Business, Digital Media Business or the Business taken as a whole or a corresponding increase in the liabilities (including the Assumed Liabilities).

     "Material Adverse Change" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate resulting in, a material adverse effect on or a material adverse change in (A) when referring to the Telecom Business (i) the Telecom Assets or the Assumed Liabilities or (ii) any of the Telecom Business or condition (financial or otherwise), operations, assets or liabilities of the Telecom Business, (B) when referring to the Digital Media Business (i) the Slingshot Assets and related liabilities or (ii) any of the Digital Media Business or condition (financial or otherwise), operations, assets or liabilities of the Digital Media Business and (C) when referring to the Business (i) the Assets or
(ii) any of the Business or condition (financial or otherwise), operations, assets or liabilities of ADMI. For purposes of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which ADMI or Slingshot would reasonably be expected to have $2,000,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by the Telecom Business, the Digital Media Business or the Business, taken as a whole, or a corresponding increase in related Liabilities shall constitute a "material adverse" change.

     "Material Adverse Effect" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate resulting in, a material adverse effect on or a material adverse change in (A) when referring to the Telecom Business (i) the Telecom Assets or the Assumed Liabilities or (ii) any of the Telecom Business or condition (financial or otherwise), operations, assets or liabilities of the Telecom Business, (B) when referring to the Digital Media Business (i) the Slingshot Assets and related liabilities or (ii) any of the Digital Media Business or condition (financial or otherwise), operations, assets or

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liabilities of the Digital Media Business and (C) when referring to the Business
(i) the Assets or (ii) any of the Business or condition (financial or otherwise), operations, assets or liabilities of ADMI, (D) the legality or enforceability against ADMI or Slingshot of this Agreement or (E) the ability of ADMI to perform its obligations and to consummate the transactions under this Agreement. For purposes of clauses (A) through (C) of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which ADMI or Slingshot would reasonably be expected to have $100,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by any of the Telecom Business, Digital Media Business or the Business taken as a whole or a corresponding increase in the liabilities (including the Assumed Liabilities) shall constitute a "material adverse" effect.

     "Material Contracts" shall have the meaning set forth in Section 4.14(a) hereof.

     "Net Working Capital" shall have the meaning set forth in Section 3.1 hereof.

     "Nondelivered Telecom Assets" shall have the meaning set forth in Section
2.3 hereof.

     "Note" shall mean a promissory note of Purchaser, having an initial principal amount equal to the Purchase Price, in substantially the form of Exhibit C hereto, and any replacement of such note.

     "Other PSI Entity" shall have the meaning set forth in Section 4.3(b) hereof.

     "Other Slingshot Entity" shall have the meaning set forth in Section 4.2(c) hereof.

     "Operating Agreement" shall mean the amended and restated limited liability company operating agreement of Slingshot.

     "Ownership Interests" shall have the meaning set forth in Section 4.2(a) hereof.

     "Permits" shall mean as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications under any foreign, federal, state or local laws with any and all Governmental Authorities or with any and all industry or other non-governmental self-regulatory organizations that are issued to such Person.

     "Person" shall mean an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization.

     "PSI" shall mean Precision Systems, Inc., a Delaware corporation, and, unless the context otherwise requires, its consolidated Subsidiaries other than BFD.

     "PSI Securities" shall have the meaning set forth in Section 4.3 hereof.

     "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

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     "Purchaser" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Purchaser Indemnified Parties" shall mean Purchaser and its successors, assigns, Affiliates, agents and employees.

     "Real Property" shall have the meaning set forth in Section 4.9(b) hereof.

     "Release" shall mean any release, spill, emission, leaking, pumping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata, sewers, storm drains, or a publicly owned treatment works), or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Remedial Action" shall mean any action or proceeding to (i) cause the removal, abatement or containment of any Hazardous Materials, or (ii) to correct or prevent a Release, or to recover the cost of either of the foregoing by a Government Authority or third party.

     "Requirement of Law" shall mean as to any Person, the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or order of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or assets or to which such Person or any of its properties or assets is subject.

     "Schedules" and any references to specific items therein shall mean the disclosure schedules hereto.

     "Seller Indemnified Parties" shall mean Slingshot and ADMI and their successors, assigns, Affiliates, agents and employees.

     "Services and Option Agreements" shall mean (i) the Qwest Wholesale Private Line Service Agreement, (ii) the Qwest Internet Transport and Video and Data Transmission Service Agreement, (iii) the Qwest Private Line Collocation License Agreement, (iv) the Qwest IRU Agreement and (v) the Qwest IRU Collocation Agreement, in each case together with any exhibits and addenda thereto, each to be entered into by Slingshot and Purchaser (or an Affiliate thereof) at Closing in substantially the forms attached hereto as Exhibits B-1 through B-5.

     "Slingshot" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Slingshot Assets" shall have the meaning set forth in Section 2.1(a) hereof.

     "Slingshot Balance Sheet" shall have the meaning set forth in Section 4.7(a) hereof.

     "Speer Communications" shall mean Speer Communications Holdings Limited Partnership, a Nevada limited partnership.

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     "Speer Indemnity" shall have the meaning set forth in Section 7.12 hereof.

     "Speer Productions" shall mean Speer Productions Limited Partnership, a Nevada limited partnership.

     "Speer Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of February 16, 1999, by and among ADMI, the Speer Sellers, RMS Limited Partnership, a Nevada limited partnership, and Roy M. Speer (as to Articles IX and XI only).

     "Speer Sellers" shall mean Speer Communications, Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide, Speer Productions, Professional Video Services Corporation, a Delaware corporation, and Enhanced Services of Nevada, Inc., a Nevada corporation.

     "Speer World Wide" shall mean Speer World Wide Digital Limited Partnership, a Nevada limited partnership.

     "Subscription Agreement" shall mean a subscription agreement dated the Closing Date, between Slingshot and Qwest Communications Corporation, or another Affiliate of Purchaser, substantially in the form of Exhibit E attached hereto.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such person beneficially owns a majority of the voting or equity interests.

     "Systems" shall have the meaning set forth in Section 4.24 hereof.

     "Tax Law" shall mean any Law relating to Taxes.

     "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any Governmental Authority, including income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     "Telecom Assets" shall have the meaning set forth in Section 2.1(a) hereof.

     "Telecom Balance Sheet" shall have the meaning set forth in Section 4.7(a) hereof.

     "Telecom Business" shall have the meaning set forth in the preamble hereto.

     "Telephony Assets" shall mean all of the Telecom Assets other than the PSI Securities.

     "Third Party Software" shall have the meaning set forth in Section 4.9(f) hereof.

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     "Year 2000 Compliant" shall have the meaning set forth in Section 4.24 hereof.

     Section 1.2 Terms Generally. The definitions in Sections 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the party in question. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the introductory paragraph of this Agreement. References to "dollars" or "$" in this Agreement shall mean United States dollars unless the context provides otherwise.

                                  ARTICLE II
                     ACQUISITION AND DISPOSITION OF ASSETS

     Section 2.1  Purchase and Sale of Assets.

            (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, ADMI shall transfer, assign, convey and deliver to Purchaser and Purchaser shall receive from ADMI all right, title and interest in and to all of the Telecom Assets free and clear of all Liens except for Assumed Liabilities. It is the intent of the parties hereto that the term (i) "Telecom Assets" shall mean all right, title and interest in all of the assets, tangible or intangible, along with all contractual and leasehold rights ADMI holds (subject to the limitations set forth in Section 2.2) relating to the Telecom Business, including, without limitation, the assets listed in Schedule 2.1(a),
(ii) "Slingshot Assets" shall mean all right, title and interest in all assets, tangible or intangible of ADMI other than (A) the Telecom Assets, (B) the membership interests and assets of IHC and (C) the capital stock and assets of BFD, and (iii) "Assets" shall mean the Telecom Assets and the Slingshot Assets taken together.

            (b) The sale, conveyance, assignment, transfer and delivery of the Telecom Assets will be effected by delivery by ADMI to Purchaser of (i) a Bill of Sale, Assignment and Assumption Agreement from ADMI, (ii) executed copies of the filings, consents, approvals, notices or waivers, and copies of the instruments transferring, registering or issuing the consents, approvals, permits, licenses, permissions, registrations or other authorizations referred to in Section 7.2 hereof, (iii) with respect to the PSI Securities, the PSI Securities accompanied by stock powers duly executed in blank, and (iv) such other good and sufficient instruments of conveyance, transfer and assignment (together with the Bill of Sale, Assignment and Assumption Agreement, the "Instruments of Transfer") as shall be necessary to vest in Purchaser full right,

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title and interest in and to the Telecom Assets, free and clear of all claims and Liens whether absolute, accrued, contingent or otherwise except the Assumed Liabilities.

            (c) Upon the terms and subject to the conditions of this Agreement, including but not limited to the exceptions set forth in Section 2.1(d), at the Closing Purchaser will assume and agree to pay, perform and discharge as and when due the liabilities and obligations of ADMI listed in
Schedule 2.1(c) (the "Assumed Liabilities"); provided, however, that the amount of Assumed Liabilities as of the Closing Date shall not exceed either (i) the amount of liabilities as set forth on the Telecom Balance Sheet or (ii) the amount of current assets as set forth on the Telecom Balance Sheet. The assumption of the Assumed Liabilities by Purchaser will be effected by delivery by Purchaser to ADMI of the duly executed Bill of Sale, Assignment and Assumption Agreement. Notwithstanding the foregoing, Purchaser shall not assume any liabilities of PSI in connection with the acquisition of the PSI Securities pursuant to this Agreement and such liabilities shall be and remain liabilities of PSI.

            (d) Except as may be expressly provided for in this Agreement, Purchaser shall not assume and ADMI shall not assign to Purchaser and shall remain liable for, any liability or obligation, direct or indirect, absolute or contingent, of ADMI or any Subsidiary, division, associate or Affiliate of ADMI, including, as of the Closing, BFD, or of any Person, relating to (i) Taxes with respect to or attributable to the assets of ADMI (other than PSI) for all taxable periods through the Closing Date and Taxes with respect to or attributable to the properties, business or operations of ADMI or any Subsidiary, division, associate or Affiliate of ADMI (other than PSI) and, subject to Section 11.9, Taxes of ADMI with respect to or attributable to the transactions contemplated hereby or otherwise, (ii) any Liabilities associated with the assets of ADMI other than the Telecom Assets and (iii) any employee benefit plan of any ADMI or any benefits or other amounts payable and provided under any of ADMI's employee benefit plans or any contract relating to employment or termination of employment between any of ADMI or its Affiliates and any of their respective employees or former employees (other than (A) the employment agreements and arrangements specified, together with the amount of compensation payable thereunder on Schedule 2.1(d) relating to certain employees of PSI which shall remain obligations of PSI and shall constitute Assumed Liabilities and (B) employment related liabilities shown on the Final Closing Date Balance Sheet) and (iv) any other Liabilities of ADMI not disclosed in
Schedule 2.1(c).

     Section 2.2 Excluded Assets. It is the intention of the parties that no assets other than the Telecom Assets be sold, transferred or conveyed to Purchaser pursuant to this Agreement. All of ADMI's right, title and interest in and to any assets other than the Telecom Assets shall be retained by ADMI or Slingshot, as the case may be. As a point of clarification and without limiting the foregoing, the parties agree that Purchaser is not purchasing the Slingshot Assets, the membership interests in IHC or the capital stock of BFD as the same exist as of the date hereof or as of the Closing Date. As a further point of clarification and not in limitation of the foregoing, the parties agree that Purchaser is purchasing only assets and not capital stock, partnership interests or other equity or ownership interests or intercompany notes receivable or payable held by any party hereto other than the Class A Units in Slingshot that

Purchaser or its permitted assigns is acquiring pursuant the Subscription Agreement and the PSI Securities being acquired hereunder.

     Section 2.3 Nondelivered Assets. Notwithstanding anything else contained in this Agreement, in the event that any Telecom Asset is not delivered by ADMI to Purchaser at Closing (a "Nondelivered Telecom Asset"), ADMI shall deliver such Nondelivered Telecom Asset to Purchaser as soon as ADMI has actual knowledge of the existence of such Nondelivered Telecom Asset.

     Section 2.4 No Assignment if Breach. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any of the Telephony Assets, or to assume any Assumed Liabilities, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any lease, agreement, encumbrance or commitment or would in any way adversely affect the rights, or increase the obligations, of any party or any Subsidiary with respect thereto or would otherwise affect the ability of Purchaser to receive the benefit of the Telephony Assets. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or benefits or increase the obligations of Purchaser with respect to any such Telephony Assets, or Assumed Liabilities, as appropriate, then the parties shall enter into such reasonable cooperative arrangements (including without limitation, sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Purchaser of any and all rights of ADMI against an involved third party) to provide for Purchaser the benefit of such Telephony Assets or such Assumed Liabilities, any transfer or assignment to Purchaser by ADMI or a Subsidiary of ADMI, of any such Telephony Assets, or any assumption by Purchaser of any such Assumed Liabilities, which shall require such consent or authorization or a third party that is not obtained, shall be made subject to such consent or authorization being obtained.

                                  ARTICLE III
                          PURCHASE PRICE AND DELIVERY

     Section 3.1  Purchase Price and Payment.

            (a) The total purchase price under this Agreement shall be $34 million (the "Purchase Price"). On the Closing Date, Purchaser will deliver to ADMI the Purchase Price by execution and delivery to ADMI of the Note in an aggregate principal amount equal to the Purchase Price in accordance with the terms and provisions set forth herein and therein.

            (b) Within 90 days after the Closing Date, Purchaser will (a) conduct a final review to determine the Net Working Capital, as defined below, of the Telecom Business as of the Closing Date and (b) prepare a final closing date balance sheet for the Telecom Business (the "Final Closing Date Balance Sheet") utilizing the same accounting methodology, consistently applied, as was used in preparing the Telecom Balance Sheet. The results of the review will be subject to verification by ADMI's accountants or other representatives. If ADMI and Purchaser disagree regarding the Final Closing Date Balance Sheet, and are unable to resolve such disagreement within 30 days after delivery of the Final Closing Date Balance Sheet, the items of disagreement alone shall be referred for final determination to PriceWaterhouseCoopers ("PWC"). PWC shall be instructed by ADMI and the Purchaser to make its determination within 30 days. The determination of PWC shall be final and binding. The fees of PWC shall be split equally between ADMI and Purchaser. If the Net Working Capital as reflected in the Final Closing Date Balance Sheet is negative, ADMI shall pay Purchaser an amount equal to the amount that the Net Working Capital is negative. Any amounts owed pursuant to this Section 3.1(b) shall be paid to the appropriate party in immediately available funds within ten days after agreement or final determination of any amounts owed, with interest at a rate of 6% per annum from the Closing Date to the date of payment. As used herein, "Net Working Capital" means Current Assets minus Current Liabilities. "Current Assets" shall mean cash and cash equivalents accounts and contract receivable supplies and other current assets and costs/earnings in excess of billings (other than with respect to any assets not to be sold, transferred or conveyed pursuant to this Agreement, by reason of
Section 2.1 or otherwise), and excludes, without limitation, note receivable, intercompany receivables and investment in subsidiary. "Current Liabilities" shall mean all accounts payables, accrued liabilities billings in excess of cost and deferred revenue other than liabilities not to be assumed by Purchaser, including those identified in Section 2.1(d).

     Section 3.2  Allocation and Tax Election.

            (a) Allocation of Consideration. The aggregate consideration paid by Purchaser to ADMI pursuant to Section 3.1 hereof, shall be allocated among the Assets as set forth on Schedule 3.2 attached hereto. The allocation of the Purchase Price was bargained and negotiated for and each party hereto shall file all Tax Returns (including Form 8594 which has been agreed by Purchaser and ADMI) in a manner consistent with Schedule 3.2. Purchaser will propose a preliminary Form 8594 and submit such Form 8594 for ADMI's review and concurrence.

            (b) Tax Treatment of Purchase. (i) If ADMI elects to make an election under Section 338(h)(10) of the Code (the "Section 338(h)(10) Election"), then ADMI and Purchaser shall jointly make a timely Section 338(h)(10) Election for federal and all applicable state Tax Laws, with respect to Purchaser's acquisition of the PSI Securities and will join in timely executing and filing Internal Revenue Service Form 8023 and any other forms and schedules as may be required under the Code (the "Section 338(h)(10) Forms"). Purchaser shall be responsible for the preparation and filing of all Section 338(h)(10) Forms in accordance with the Code.

                  (ii) If ADMI elects to make the Section 338(h)(10) Election, then (A) Purchaser and ADMI shall negotiate in good faith to agree as soon as practicable after Closing, but in no event later than 30 days following determination of the amount, if any, owing pursuant to Section 3.1(b), on the computation of the modified aggregate deemed sale price ("MADSP") (as defined under United States Treasury Regulations), and (B) ADMI shall, upon each request of Purchaser, execute and deliver to Purchaser such documents or forms as Purchaser shall reasonably request to effect this Section 7.6(c).

                  (iii) If ADMI elects to make the Section 338(h)(10) Election, then (A) the parties will negotiate in good faith to agree upon the fair market value of the assets of PSI, (B) Purchaser shall perform or cause to be performed an initial valuation of assets and allocation of purchase price of PSI for purposes of Section 338 of the Code, (C) Purchaser shall provide ADMI with drafts of such valuation of assets and allocation of MADSP within 30 days after the determination of the amount, if any, owing pursuant to Section 3.1(b), (D) ADMI shall have 45 days to provide Purchaser with any objections to such drafts, and (E) any disputes relating to computation of the MDSP shall be resolved in the same manner as provided in Section 3.1(b).

     Section 3.3 Closing. Subject to the terms of Article X, the sale, conveyance, assignment, transfer and delivery of the Telecom Assets by ADMI and the purchase and acceptance of the Telecom Assets, and assumption of the Assumed Liabilities, by Purchaser (hereinafter called the "Closing") shall take place at 9:00 A.M. (Denver time) at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202 on the third Business Day following the day on which all conditions set forth in Article VIII shall have been satisfied or waived, or on such other date, time and place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date." Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the parties hereto agree that the closing of the transactions contemplated herein shall be deemed to take effect at 12:01 A.M. (Denver time) on the Closing Date.

     Section 3.4 Deliveries by ADMI. At the Closing, ADMI shall duly execute, if required, and deliver to Purchaser or Slingshot, as the case may be:

            (a) A duly executed Bill of Sale, Assignment and Assumption Agreement relating to the Telephony Assets and Assumed Liabilities referred to in Section 2.1(a) hereof;

            (b) The PSI Securities free and clear of all Liens accompanied by stock powers duly executed in blank;

            (c) Such other good and sufficient Instruments of Transfer as shall be necessary to vest in Purchaser all of ADMI's title to the Telecom Assets, free and clear of all Liens;

            (d)   The certificate of ADMI referred to in Section 8.2(d) hereof;

            (e) Copies of all consents, approvals, authorizations, agreements and other documentation required pursuant to Section 7.2 hereof;

            (f)   The Operating Agreement;

            (g)   The Contribution Agreement; and

            (h) Such other documents, instruments and writings reasonably requested by Purchaser at or prior to the Closing.

            Purchaser will thereupon take actual possession of the Telecom Assets and assume the Assumed Liabilities.

     Section 3.5 Deliveries by Slingshot. At the Closing, Slingshot shall duly execute, if required, and deliver to Purchaser or ADMI, as the case may be:

            (a)   The Contribution Agreement;

            (b)   The Subscription Agreement;

            (c)   The Class A Units;

            (d)   The Operating Agreement;

            (e)   The Services and Option Agreements;

            (f)   The Capacity and Service Agreement; and

            (g) Such other documents, instruments and writings reasonably requested by Purchaser at or prior to the Closing.

     Section 3.6 Deliveries by Purchaser. At the Closing, Purchaser or its Affiliates shall duly execute, if required, and deliver to ADMI or Slingshot, as the case may be:

            (a) A duly executed Bill of Sale, Assignment and Assumption relating to the Telephony Assets and Assumed Liabilities, referred to in Section 2.1(a) hereof;

            (b)   The certificate referred to in Section 8.3(c) hereof;

            (c)   The Subscription Agreement;

            (d)   The Capacity and Service Agreement;

            (e)   The Services and Option Agreements;

            (f)   The Operating Agreement; and

            (g) Such other documents, instruments and writing reasonably requested by ADMI at or prior to the Closing.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ADMI

     ADMI represents and warrants to Purchaser as follows:

     Section 4.1 Authorization and Validity. Slingshot has full limited liability company power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Slingshot pursuant hereto and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Slingshot of this Agreement and the other documents and instruments to be executed and delivered by Slingshot pursuant hereto, and the consummation by Slingshot of the transactions contemplated hereby and thereby, have been duly and validly authorized by the management committee of Slingshot and no other act or proceeding on the part of Slingshot is necessary to authorize the execution and delivery by Slingshot of this Agreement or the other documents or instruments to be executed and delivered by Slingshot pursuant hereto, or the consummation by Slingshot of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by Slingshot pursuant hereto have been duly and validly executed and delivered by Slingshot and, assuming this Agreement and the other documents and instruments to be executed and delivered by Slingshot pursuant hereto are the valid and binding obligations of such other Persons a party hereto or thereto, constitute a valid and binding obligation of Slingshot enforceable against Slingshot in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.2  Equity; Good Title.

            (a) Schedule 4.2(a) sets forth, as of the date hereof, the names of the holders of limited liability company interests of Slingshot and the percentage and nature of ownership of such holder therein (such partnership and other equity interests are referred to collectively as the "Ownership Interests"). All of the outstanding Ownership Interests of Slingshot are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

            (b) All of the outstanding Ownership Interests of Slingshot are owned of record by the respective owners thereof identified on Schedule 4.2(a).

            (c) Schedule 4.2(c)(i) sets forth the name, form of organization, jurisdiction of organization and percentage ownership of any Person in which Slingshot directly or indirectly owns any equity or other ownership interest (an "Other Slingshot Entity"). Except as set forth on Schedule 4.2(c)(ii), Slingshot has no Subsidiaries. All outstanding shares of capital stock, partnership interests and other ownership interests of each Other Slingshot Entity are owned beneficially and of record by Slingshot. Except as set forth on Schedule 4.2(c)(iii), since March 16, 1999, neither Slingshot nor any Other Slingshot Entity has issued, created or entered into outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of capital stock of or other debt or equity interest in Slingshot or such Other Slingshot Entity, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of or other debt or equity interest in Slingshot or any such Other Slingshot Entity. Except for the Other Slingshot Entities, Slingshot does not own any equity or other ownership interests in any other Person.

     Section 4.3 Capitalization of PSI. The authorized capital stock of PSI consists of 100 shares of common stock, all of which are issued and outstanding (the "PSI Securities") and owned beneficially and of record by ADMI free and clear of all Liens. All of the issued and outstanding shares of capital stock of PSI have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws. Except as set forth herein or on Schedule 4.3(a) or as contemplated by this Agreement (x) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of PSI is authorized or outstanding, (y) PSI does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of PSI, and (z) PSI does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

            (b) Schedule 4.3(b) sets forth the name, form of organization, jurisdiction of organization and percentage ownership of any Person in which, to the knowledge of ADMI, PSI directly or indirectly owns any equity or other ownership interest (an "Other PSI Entity"). Except as set forth on Schedule 4.3(b), to the knowledge of ADMI, PSI has no Subsidiaries. To the knowledge of ADMI, all outstanding shares of capital stock, partnership interests and other ownership interests of each Other PSI Entity are owned beneficially and of record by PSI. Except as set forth on Schedule 4.3(b), since July 12, 1999, no Other PSI Entity has issued, created or entered into outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of capital stock of or other debt or equity interest in such Other PSI Entity, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of or other debt or equity interest in any such Other PSI Entity. Except for the Other PSI Entities, to the knowledge of ADMI, PSI does not own any equity or other ownership interests in any other Person. Since July 12, 1999, PSI has not acquired any equity or other ownership interest in any other Person.

     Section 4.4 Organization. (a) Slingshot is a duly organized and validly existing limited liability company under the laws of the State of Delaware, and has full power and authority to own all of its properties and assets, including the Slingshot Assets, and to carry on its business as it is now being conducted. Slingshot has delivered to Purchaser a complete and correct copy of the limited liability company agreement of Slingshot as amended to date. Such limited liability company agreement is in full force and effect and Slingshot is not in material violation of any provision of such limited liability company agreement.

            (b) PSI and each of its Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. PSI has delivered to Purchaser a complete and correct copy of the Restated Certificate of Incorporation of PSI. Prior to Closing, ADMI shall make available to Purchaser the charter documents of each of PSI's subsidiaries.

     Section 4.5 No Conflict. Except as set forth in Schedule 4.5, the execution, delivery and performance by Slingshot of this Agreement and the other documents and instruments to be executed and delivered by Slingshot pursuant hereto, the consummation by Slingshot of the transactions contemplated hereby or thereby and the compliance by Slingshot with the provisions hereof or thereof will not (a) conflict with or result in any breach of any provision of Slingshot's limited liability company operating agreement, (b) constitute a change in control under or require the consent from or the giving of notice to a third party (other than a notice or consent of a Governmental Authority contemplated by Section 4.6), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon or affecting Slingshot's properties or assets (including the Slingshot Assets) pursuant to, any of the terms, conditions or provisions of any contractual obligation of Slingshot, (c) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Slingshot or to which any of its properties or assets (including the Slingshot Assets) may be bound, or (d) result in triggering of any right of first refusal or other right under any partnership or joint venture agreement to which Slingshot is a party, except in the case of clauses (b), (c) or (d) for such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.6 Governmental Consents. Except (a) under the HSR Act, (b) with respect to the business of reselling long distance telecommunications services, the consent of the FCC and the public service commissions of the various states and (c) with respect to licenses to operate satellite earth stations, the consent of the FCC, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by ADMI or Slingshot.

     Section 4.7  Balance Sheet Information.

            (a) Attached hereto as Schedule 4.7(a) (i) is a copy of the unaudited balance sheet of ADMI with respect to the Telecom Business (the "Telecom Balance Sheet") as of July 31, 1999 (the "Balance Sheet Date"). Attached hereto as Schedule 4.7(a)(ii) is a copy of the unaudited balance sheet of ADMI relating to the Slingshot Assets (the "Slingshot Balance Sheet" and, together with the Telecom Balance Sheet, the "Balance Sheet") as of the Balance Sheet Date. The Balance Sheets were prepared in accordance with GAAP applied on a consistent basis (except to the extent disclosed therein or required by changes in GAAP), and fairly present (x) the information presented therein to the extent such information relates to or is derived from periods after March 16, 1999 (or July 12, 1999, with respect to information concerning PSI), (y) to the knowledge of ADMI, the information presented therein that relates to or is derived from periods prior to March 16, 1999 (or July 12, 1999, with respect to information concerning PSI) and (z) the financial position of the Telecom Business and the Digital Media Business, as the case may be, as of July 31, 1999 and for the period then ended. The reserves that are reflected on the Balance Sheets and that were established since March 16, 1999 (and, to the knowledge of ADMI, the reserves that are reflected on the Telecom Balance Sheet that were established prior to March 16, 1999 (or July 12, 1999, with respect to information concerning PSI)) against assets are in amounts that have been established on a basis consistent with past practice and in accordance with GAAP. There have been no changes in reserves of ADMI relating to the Telecom Business or the Digital Media Business since the Balance Sheet Date other than changes in such reserves consistent with past practice in such amounts as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

            (b) Except as disclosed in Schedule 4.7(b), (i) there are no Liabilities relating to the Telecom Business or the Digital Media Business that were incurred on or after March 16, 1999 (or July 12, 1999, in the case of Liabilities of PSI) that are not reflected or reserved against in the Telecom Balance Sheet or the Slingshot Balance Sheet, as applicable, other than such Liabilities as (A) were incurred in the ordinary course of business in a manner consistent with past practice since the Balance Sheet Date, or (B) would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP, applied in a manner consistent with past practice, in the preparation of the Telecom Balance Sheet or the Slingshot Balance Sheet, as applicable, and (ii) to the knowledge of ADMI, there are no Liabilities that were incurred prior to March 16, 1999 (or July 12, 1999, in the case of PSI) that are not reflected or reserved against in the Telecom Balance Sheet or the Slingshot Balance Sheet, as applicable, other than such Liabilities as would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP, applied in a manner consistent with past practice, in the preparation of the Telecom Balance Sheet or the Slingshot Balance Sheet, as applicable.

     Section 4.8  Absence of Certain Changes or Events. Except as set forth on
Schedule 4.8, since March 16, 1999 (or since July 12, 1999 with respect to PSI) and, to the knowledge of ADMI, between December 31, 1998 and March 15, 1999 (or between December 31, 1998 and July 11, 1999 with respect to PSI), (a) ADMI, PSI and Slingshot have conducted the Business only in the ordinary course and consistent with past practice, (b) there has not been any development or event that has or could reasonably be expected to have, individually or in the aggregate with any other development or event, a Material Adverse Effect and (c) except as contemplated in this Agreement:

                  (i) Slingshot, PSI and ADMI have not adopted any amendment to their operating agreement or certificate or articles of incorporation, as applicable, other than such amendments which have been previously provided to Purchaser;

                  (ii) (A) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not sold, leased, transferred or disposed of any assets or rights, other than assets or rights that individually or in the aggregate would not be material, in either case, in the ordinary course of business consistent with past practice, (B) incurred any Lien thereupon, except for Liens incurred in the ordinary course of business consistent with past practice which Liens would not in the aggregate be material, (C) acquired or leased any assets or rights other than assets or rights that individually or in the aggregate would not be material in the ordinary course of business consistent with past practice, or (D) entered into any commitment or transaction with respect to (A), (B) or (C) above;

                  (iii) PSI and ADMI have not (A) incurred, assumed or refinanced any Indebtedness or (B) made any loans, advances or capital contributions to, or investments in, any Person other than as set forth on
     Schedule 4.19;

                  (iv) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (A) Indebtedness as it matures and become due and payable or (B) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

                  (v) Slingshot, PSI and ADMI have not (A) changed any of their accounting or tax principles, practices or methods used by it, except as required by changes in applicable Tax Laws, or (B) changed reserve amounts or policies;

                  (vi) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not made any change in the compensation payable or to become payable to any of their officers, employees, agents, consultants or Persons acting in a similar capacity (other than general increases in wages (not exceeding $50,000 per year in any individual case) to employees who are not officers or Persons acting in a similar capacity in the ordinary course consistent with past practice), or to Persons providing management services, entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan or made any loans to any of its Affiliates (other than as set forth on Schedule
     4.19 officers, employees, agents or consultants or Persons acting in a similar capacity or made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                  (vii) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not (A) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, employee or Person acting in a similar capacity; (B) paid or agreed to pay or made any accrual or arrangement for payment to officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice;

     (C) except for the Growth Share Plan, granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present; or (D) amended in any material respect any such existing plan, agreement or arrangement;

                  (viii) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not entered into any collective bargaining agreement;

                  (ix) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not made any payments (other than regular compensation payable to officers and employees or Persons acting in a similar capacity of Slingshot or ADMI in the ordinary course consistent with past practice), loans, advances or other distributions to, or entered into any transaction, agreement or arrangement with, Slingshot's, PSI's or ADMI's officers, employees, agents, consultants or Persons acting in a similar capacity;

                  (x) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not made or authorized any capital expenditures, except in the ordinary course consistent with past practice not in excess of $250,000 individually or $500,000 in the aggregate;

                  (xi) Slingshot, PSI and ADMI have not incurred any Taxes, except in the ordinary course of business consistent with past practice;

                  (xii) Slingshot, PSI and ADMI have not settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

                  (xiii) Slingshot, PSI and ADMI have not failed to duly and timely file any Tax Return with the appropriate Governmental Authorities required to be filed by it in a true and complete and correct form or to timely pay all Taxes shown to be due thereon;

                  (xiv) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not (A) entered into, amended, renewed or permitted the automatic renewal of, terminated or waived any right under, any Material Contract, or, except in the ordinary course of business consistent with past practice, any other agreement, or (B) taken any action or failed to take any action that, with or without either notice or lapse of time, would constitute a default under any Material Contract;

                  (xv) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not (A) made any change in their working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (B) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

                  (xvi) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of their obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance;

                  (xvii) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not disposed of or permitted to lapse any material Intellectual Property;

                  (xviii) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law, any existing agreements set forth on
     Schedule 4.14 or as may be reasonably necessary to secure or protect intellectual or other property rights, Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not provided any confidential information regarding the Business to any Person other than Purchaser;

                  (xix) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not waived, or agreed to waive, any right of material value to the Assets; or

                  (xx) Slingshot, PSI and ADMI (including, for this purpose, the Telecom Business (other than PSI) and the Digital Media Business prior to March 16, 1999) have not changed, or agreed to change, any of their material business policies or practices relating to or affecting the Telecom Assets (including, without limitation, material production, advertising, marketing, pricing, purchasing, accounting, sales, returns, budget or product acquisition policies or practices) in any manner that would reasonably be expected to have a Material Adverse Effect.

     Section 4.9  Property; Assets.

             (a) Except as set forth on Schedule 4.9(a), to the knowledge of ADMI, (x) ADMI and PSI, taken together own, or otherwise hold, and (y) after Closing, Purchaser will own or otherwise hold a valid leasehold interest or licenses providing sufficient and legally enforceable rights to use, all of the property and assets necessary or otherwise material to the conduct of the Telecom Business. Except as set forth on Schedule 4.9(a), to the knowledge of

ADMI, (x) ADMI owns, or otherwise holds, and (y) upon the closing under the Contribution Agreement, Slingshot will own or otherwise hold a valid leasehold interest or licenses providing sufficient and legally enforceable rights to use, all of the property and assets necessary or otherwise material to the conduct of the Digital Media Business. To the knowledge of ADMI, immediately prior to the transactions contemplated by this Agreement, ADMI has good and marketable (other than with respect to personal property) title to all assets reflected on the Balance Sheets (other than assets of PSI) that were acquired before March 16, 1999, free and clear of all Liens, other than assets no longer used or useful in the Business disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. To the knowledge of ADMI, immediately prior to the transactions contemplated by this Agreement, PSI has good and marketable (other than with respect to personal property) title to all assets of PSI reflected on the Telecom Balance Sheet that were acquired before July 12, 1999, free and clear of all Liens, other than assets no longer used or useful in the Business disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. Immediately prior to the transactions contemplated by this Agreement, ADMI and PSI have good and marketable (other than with respect to personal property) title to all assets of ADMI and PSI reflected on the Balance Sheets that were acquired after March 16, 1999 (or after July 12, 1999 with respect to assets of PSI reflected on the Telecom Balance Sheet), free and clear of all Liens, other than assets no longer used or useful in the Business disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. Such assets are generally in good operating condition and repair (ordinary wear and tear excepted), and to the knowledge of ADMI have been reasonably maintained consistent with standards generally followed in the industry, are suitable for their present uses and, in the case of owned structures, are structurally sound.

             (b) Schedule 4.9(b) contains a list of all real property owned or leased by ADMI, Slingshot or PSI (the "Real Property"), indicating whether such property is owned or leased. The current use of the Real Property by ADMI, Slingshot or PSI does not violate the certificate of occupancy thereof or any local zoning or similar land use or other Laws and none of the structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person encroaches upon any Real Property. Slingshot and ADMI have not received notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property. Each parcel of Real Property abuts on or has direct vehicular access to a public road.

            (c) Schedule 2.1(a) sets forth as of the Balance Sheet Date, a complete and accurate list of all furniture, equipment, automobiles and all other tangible personal property owned by, in the possession of, or used by ADMI and PSI in connection with the Telecom Business which have a book value in excess of $5,000 per item. Such personal property is not held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any liens or encumbrances, or is located other than in the possession of ADMI or PSI.

            (d) All receivables of Slingshot, PSI or ADMI reflected on the Balance Sheets that arose from transactions after March 16, 1999 (or July 12, 1999 with respect to receivables of PSI) or created after the Balance Sheet Date arose from valid transactions in the ordinary course of business. To the knowledge of ADMI, all receivables of Slingshot, PSI or ADMI reflected on the Balance Sheets that arose from transactions before March 16, 1999 (or July 12, 1999 with respect to receivables of PSI) arose from valid transactions in the ordinary course of business.

            (e) Except as set forth on Schedule 4.9(e), by completing the transactions contemplated herein Purchaser will obtain at Closing all such assets, tangible or intangible and contractual, license and leasehold rights necessary for Purchaser (i) to operate the business of ADMI related to the Telephony Assets as operated on the date hereof, and (ii) to utilize the Telephony Assets and contractual, license and leasehold rights in the same manner as they were used on the date of this Agreement. With the exception of those assets used in the Business pursuant to license and leasehold rights in favor of Slingshot, PSI or ADMI, as of the date hereof (A) all of the assets used in the Businesses and acquired since March 16, 1999 (or July 12, 1999 with respect to receivables of PSI) are owned by Slingshot, PSI or ADMI and none are owned by any other party, and (B) to the knowledge of ADMI, all other assets used in the Business are owned by Slingshot, PSI or ADMI and none are owned by any other party.

            (f) The Assets identified on Schedule 2.1(a) include (i) all machinery or equipment, including without limitation, computer hardware, with an original market value in excess of $25,000 used to conduct the Telecom Business, together with the date of acquisition of each piece of Equipment and the location of each piece of Equipment and (ii) all material software and computer programs used in the Telecom Business, including any Computer Programs not wholly owned by Slingshot, PSI or ADMI ("Third Party Software") imbedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters, operation systems and procedures (including developmental methodology), designs, design revisions, related application software in any language, concepts, ideas, processes, techniques, software design and test tools, Third Party Software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by Slingshot, PSI and ADMI to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon design and develop software and computer programs.

            (g) Subject to Section 2.4 and except for changes resulting from any "change of control of PSI," after giving effect to the transactions contemplated by the Contribution Agreement, the Operating Agreement and the Subscription Agreement (i) Qwest will hold, free and clear of any Liens created (or knowingly suffered to exist) by ADMI, all right, title and interest to the Telecom Assets and (ii) Slingshot will hold, free and clear of any Liens created by (or knowingly suffered to exist) ADMI, all right, title and interest to the Slingshot Assets held by ADMI.

     Section 4.10  Litigation and Claims; Compliance with Laws.

            (a) Schedule 4.10(a) sets forth all Litigation against ADMI, Slingshot and PSI as of the date hereof that arose on or after March 16, 1999 (or July 12, 1999, in the case of

Litigation relating to PSI), and, to the knowledge of ADMI, prior to March 16, 1999 (or July 12, 1999, in the case of Litigation relating to PSI) and all Litigation with respect to the Business including the name of the claimant, the date of the alleged act or omission, a detailed narrative as to the nature of the alleged act or omission, the date the matter was referred to an insurance carrier (if referred) of ADMI, Slingshot or PSI, as the case may be, the estimated amount of exposure, the amount ADMI, Slingshot or PSI has reserved, or the amount of ADMI's, Slingshot's or PSI's claim and estimated expenses of ADMI, Slingshot or PSI in connection with such matters. Except as set forth in
Schedule 4.10(a), there is no Litigation that arose on or after March 16, 1999 (or July 12, 1999, in the case of Litigation relating to PSI), or, to the knowledge of ADMI, that arose prior to March 16, 1999 (or July 12, 1999, in the case of Litigation relating to PSI) that is not fully covered by the insurance policies referenced in Section 4.12. Since March 16, 1999 (or July 12, 1999, in the case of PSI), and, to the knowledge of ADMI, prior to March 16, 1999 (or July 12, 1999, in the case of Litigation relating to PSI), and except as set forth on Schedule 4.10(a), (i) Slingshot, ADMI, PSI and the Assets have not been subject to any order, consent decree, settlement or similar agreement with any Governmental Authority (ii) there has not been any judgment, injunction, decree, order or other determination of an arbitrator or Governmental Authority specifically applicable Slingshot, ADMI, PSI or the Assets (iii) no Litigation is pending relating to alleged unlawful discrimination or sexual harassment and
(iv) no Litigation has arisen that seeks to prevent consummation of the transactions contemplated hereby or that seeks material damages in connection with the transactions contemplated hereby.

            (b) Except as set forth in Schedule 4.10(b), to the knowledge of ADMI, prior to March 16, 1999 (or July 12, 1999, in the case of PSI), Slingshot, PSI and ADMI were in compliance with all Laws applicable to them and the Business except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.10(b), since March 16, 1999 (or July 12, 1999, in the case of PSI), Slingshot, PSI and ADMI have complied and are in compliance with all Laws applicable to them and the Business except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 4.10(b) and except for the filings contemplated by Section 4.6, (i) to the knowledge of ADMI, Slingshot, PSI and ADMI hold all material licenses, permits and other authorizations of Governmental Authorities necessary to conduct the Business as now being conducted or, under currently applicable Laws, to continue to conduct the Business as now being conducted and (ii) there is no intent on the part of Slingshot, PSI or ADMI to make any changes in the conduct of the Business that will result in or cause Slingshot, PSI or ADMI to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto except where such noncompliance, change, loss or increase would not reasonably be expected to have a Material Adverse Effect. Such licenses, permits and other authorizations as aforesaid held by ADMI are, to the knowledge of ADMI, valid and in full force and effect, and, since March 16, 1999, there have not been any (a) Actions pending, or to the knowledge of ADMI, threatened or (b) Investigations, to the knowledge of ADMI, pending or threatened that could result in the termination, impairment or nonrenewal thereof.

     Section 4.11 Taxes. (a) Slingshot, PSI and ADMI have (i) timely filed or caused to be filed with the appropriate federal, state and local Governmental

Authority all Tax Returns required to be filed (taking into account any extensions) with respect to any period ending on or after March 16, 1999 (or July 12, 1999 with respect to Tax Returns required to be filed by PSI) and each such Tax Return is true, complete and correct in all material respects, and (ii) to the knowledge of ADMI, timely filed or caused to be filed with the appropriate federal, state and local Governmental Authority all Tax Returns required to be filed (taking into account any extensions) with respect to any period ending on or before March 16, 1999 (or July 12, 1999 with respect to Tax Returns with respect to PSI) and each such Tax Return is true, complete and correct in all material respects. All Taxes payable by Slingshot, ADMI or, to the knowledge of ADMI, PSI, shown to be due on such Tax Returns, all such Taxes arising from or attributable to the Assets or any other assets of Slingshot, ADMI or PSI, required to be paid by Slingshot, ADMI or, to the knowledge of ADMI, PSI, and all Taxes payable by Slingshot, ADMI or, to the knowledge of ADMI, PSI, arising from or attributable to the Assets or any other assets of Slingshot ADMI or PSI required to be withheld by or with respect to Slingshot, ADMI or, to the knowledge of ADMI, PSI have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority.

     (b) Since March 16, 1999 (or July 12, 1999 with respect to PSI), and to the knowledge of ADMI, prior to such dates: (i) Slingshot, PSI and ADMI have received no notice of any deficiencies or assessment of Taxes from any taxing authority with respect to or attributable to the Assets or any other assets of Slingshot, PSI or ADMI in such amounts as would in the aggregate have a Material Adverse Effect; (ii) Slingshot, PSI and ADMI have received no notice of any ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Assets or any other assets of Slingshot, PSI or ADMI; (iii) Slingshot, PSI and ADMI have not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to the Assets or any other assets of Slingshot, PSI or ADMI; and (iv) Slingshot, PSI and ADMI have not become aware of any material issue with respect to or attributable to the Assets or any other assets of ADMI and PSI that could be raised by any Governmental Authority.

     Section 4.12 Insurance. Schedule 4.12 sets forth a complete and accurate list as of the date hereof of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of or providing insurance coverage to Slingshot, ADMI and, to the knowledge of ADMI, PSI (or their officers, salespersons, agents or employees or Persons acting in a similar capacity) and the extent, if any, to which the limits of liability under such policies have been exhausted. Slingshot, ADMI and PSI, have in effect motor vehicle and comprehensive general liability insurance and workers' compensation insurance covering the Business and fire and extended coverage insurance with respect to the properties and assets of Slingshot ADMI and PSI. True and complete copies of such policies of Slingshot, ADMI and PSI have been previously provided to Purchaser. All such policies of Slingshot, ADMI and PSI, are in full force and effect and all such policies in such amounts will be outstanding and in full force and effect without interruption until the Closing. Slingshot, ADMI and PSI have not received (since July 12, 1999, in the case of PSI) notice of default under any such policy, nor has it received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 4.12 sets forth a complete and accurate summary of all of the self-insurance coverage provided by Slingshot, ADMI and, to the knowledge of ADMI, PSI. Except as set forth on
Schedule 4.12, no letters of credit have been posted and no cash has been restricted to support any reserves for insurance on the Balance Sheets.

     Section 4.13  Environmental Matters.

            (a) Except as specified on Schedule 4.13, since March 16, 1999 (or July 12, 1999, in the case of PSI), Slingshot, ADMI and PSI, (i) have been and are in compliance with and have incurred no liability under the Environmental Laws (which compliance includes the possession by each of Slingshot, ADMI and PSI of all Environmental Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for such non-compliance and liability which would not reasonably be expected to have a Material Adverse Effect, and
(ii) have not received any communication from any Person or Governmental Authority alleging that Slingshot, ADMI or PSI is not in such compliance. Except as specified on Schedule 4.13, there are no present (or, to the knowledge of ADMI, past or anticipated) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Environmental Permits maintained by Slingshot, ADMI, or to the knowledge of ADMI, PSI, are identified on Schedule 4.13. The execution and delivery by Slingshot and ADMI of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, or result in the violation of, or default (with or without notice or lapse of time, or both) under, any provision of, or result in the termination or acceleration of, or give rise to a right of termination or acceleration of or the loss of any benefit under, any material Environmental Permit applicable to Slingshot, ADMI, or, to the knowledge of ADMI, PSI, or any of the Assets, other than those violations, defaults, terminations, accelerations or rights which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            (b) No transfers of Environmental Permits, no additional Environmental Permits, and no notifications to, filings with or approval of any Governmental Authority, will be required to permit the conduct of the business of Slingshot and ADMI and, to the knowledge of ADMI, PSI, in compliance with all applicable Environmental Laws immediately following the Closing Date as conducted immediately prior to the Closing Date.

            (c) Since March 16, 1999 (or July 12, 1999, in the case of PSI) and, to the knowledge of ADMI, between December 31, 1998 and March 15, 1999 (or between December 31, 1998 and July 11, 1999 in the case of PSI) no Environmental Claims (other than investigations) have been filed and are pending against Slingshot, ADMI or to the knowledge of ADMI, PSI, and no Environmental Claims, to the knowledge of ADMI, are threatened against Slingshot, PSI or ADMI. To the knowledge of ADMI, except as specified on Schedule 4.13, there are no Environmental Claims (including investigations) pending or threatened against any Person or entity whose liability for any Environmental Claim Slingshot, ADMI or PSI has or may have retained or assumed either contractually or by operation of law.

            (d) Except as specified on Schedule 4.13, to the knowledge of ADMI, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Materials, that would reasonably be expected to form the basis of any Environmental Claim against Slingshot, ADMI or PSI or against any Person or entity whose liability for any Environmental Claim Slingshot, ADMI or PSI has or may have retained or assumed either contractually or by operation of law.

            (e) Except as specified on Schedule 4.13, Slingshot and ADMI have not, and since July 12, 1999, PSI has not, and to the knowledge of ADMI, no other Person has, placed, stored, deposited, discharged, buried, dumped, generated or disposed or caused the Release of (collectively, "Managed") any Hazardous Materials at, on, beneath or adjacent to any Real Property or other property formerly owned, operated or leased by Slingshot or ADMI or any predecessor of Slingshot or ADMI, or to the knowledge of ADMI any property formerly owned, operated or leased by PSI or any predecessor of PSI, except for such Hazardous Materials Managed in the ordinary course of business (which Hazardous Materials, if any, were and are Managed in accordance with applicable Environmental Laws).

            (f) ADMI has delivered or made available copies and results of any reports, studies, analyses, tests or monitoring received by ADMI from the Speer Sellers pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Property relating to compliance with applicable Environmental Laws or regarding a Cleanup, an Environmental Claim or an Environmental Liability. A list of all such documents is set forth on Schedule 4.13.

            (g) Since March 16, 1999 (or July 12, 1999, in the case of PSI), no Real Property, and no property to which Hazardous Materials originating on or from such properties or the Assets has been sent for treatment, storage, or disposal, has been listed or has been proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws. To the knowledge of ADMI, prior to March 16, 1999 (or July 12, 1999, in the case of PSI), no such property was so listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws. All locations at which Slingshot, ADMI or PSI has itself disposed of any Hazardous Materials since March 16, 1999 (or July 12, 1999, in the case of PSI), or of which Slingshot, ADMI or PSI has written notice of the disposal of any Hazardous Materials by any third party on their behalf since March 16, 1999 (or July 12, 1999, in the case of PSI) are listed in Schedule
4.13. To the knowledge of ADMI, all locations at which any Person has itself disposed of any Hazardous Materials on or prior to March 16, 1999 (or July 12, 1999, in the case of PSI) for which Slingshot, ADMI or PSI has or may have retained or assumed contractually or by law or of which Slingshot, ADMI or PSI has received written notice of the disposal of any Hazardous Materials by any third party on their behalf on or prior to March 16, 1999 (or July 12, 1999, in the case of PSI), are listed in Schedule 4.13.

     Section 4.14  Material Contracts.

            (a) Schedule 4.14(a) lists (without duplication) each of the following contracts and other agreements (or, in the case of oral contracts, summaries thereof) to which Slingshot,

PSI or ADMI is a party or by or to which Slingshot, PSI or ADMI or any of their assets or properties is bound or subject (such contracts and agreements being "Material Contracts"):

                   (i) any advertising, market research and other marketing agreements that require future payments of in excess of $25,000 per year;

                   (ii) any employment, severance, non-competition, consulting or other agreements of any nature with any current or former stockholder, partner, officer or employee of Slingshot, PSI or ADMI, other than employment agreements with any officer or employee whose annual salary compensation is less than $100,000;

                   (iii) any agreements relating to the making of any loan or advance by Slingshot or PSI that require a payment of in excess of $25,000 per year or concern assets valued in excess of $50,000;

                   (iv) any agreements providing for the indemnification by Slingshot, PSI or ADMI of any Person that require a payment of in excess of $25,000 per year or concern assets valued in excess of $25,000, other than agreements providing for the indemnification of directors, officers, employees or agents of Slingshot, PSI or ADMI entered into in the ordinary course of business;

                   (v) any agreements with any Governmental Authority except those entered into in the ordinary course of business which are not material to Slingshot, PSI, ADMI or the Assets;

                   (vi) all (A) supplier contracts and any other contracts, agreements and other arrangements for the sale of assets or for the furnishing to Slingshot, ADMI or PSI, of services, goods or products (I) with firm commitments having a value in excess of $50,000 or (II) having a remaining term which is greater than eight months and which is not terminable by Slingshot, PSI or ADMI on less than 90 days' notice without the payment of any termination fee or similar payment, and (B) all customer contracts with a remaining value in excess of $500,000;

                   (vii) any broker, reseller, vendor, dealer, representative or agency agreements that require a payment of or generate revenues in excess of $25,000 per year or concern assets valued in excess of $25,000;

                   (viii) any agreements (including settlement agreements) currently in effect pursuant to which Slingshot, PSI or ADMI licenses the right to use any Intellectual Property of Slingshot, PSI or ADMI to any Person or from any Person, and research and development agreements;

                   (ix) any confidentiality agreements entered into by Slingshot, PSI or ADMI pursuant to which confidential information has been provided to a third party or by which Slingshot, PSI or ADMI was restricted from providing information to third parties, other than those entered into the ordinary course of business relating to the Business or the Assets;

               (x) any voting trust or similar agreements relating to any of the Ownership Interests to which Slingshot or ADMI is a party;

               (xi) any leases of Real Property that require a payment of or generate revenues in excess of $25,000 per year or concern assets valued in excess of $50,000;

               (xii) any joint venture, partnership or similar documents or agreements;

               (xiii) any agreements that limit or purport to limit the ability of Slingshot, PSI or ADMI to own, operate, sell, transfer, pledge or otherwise dispose of any assets valued in excess of $25,000; and

               (xiv) all other agreements, contracts or commitments not made in the ordinary course of business which are material to ADMI or PSI.

          (b) Each Material Contract entered into by Slingshot or ADMI since March 16, 1999 and by PSI since July 12, 1999 is legal, valid and binding and enforceable against Slingshot, PSI or ADMI, as the case may be, and, to the knowledge of ADMI, the other parties thereto, and is in full force and effect. To the knowledge of ADMI, each Material Contract relating to the Telecom Business that was assigned to ADMI by the Speer Sellers pursuant to the Speer Purchase Agreement is legal, valid and binding on and enforceable against ADMI and the other parties thereto, and is in full force and effect. To the knowledge of ADMI, each Material Contract relating to the Digital Media Business that was assigned to ADMI by the Speer Sellers pursuant to the Speer Purchase Agreement has been duly assigned to Slingshot pursuant to the Contribution Agreement and is legal, valid and binding on and enforceable against Slingshot and the other parties thereto, and is in full force and effect. Upon consummation of the transactions contemplated by this Agreement, each Material Contract shall remain in full force and effect without any loss of benefits thereunder and without the need to obtain the consent of any party thereto to the transactions contemplated by this Agreement, other than those contracts and agreements specified on
Schedule 4.14(b) and notice to, and consent of, landlords under certain leases of Real Property. Slingshot and ADMI are not, and to the knowledge of ADMI, PSI is not (and with the giving of notice or lapse of time would not be) in material breach of, or material default under, any Material Contract and no other party thereto is in material breach of, or material default under, any Material Contract. Neither Slingshot nor ADMI has received, and since July 12, 1999, PSI has not received, any written notice that any Material Contract is not enforceable against any party thereto, that any Material Contract has been terminated before the expiration of its term or that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in breach of, or default under, any Material Contract. True and complete copies of all Material Contracts or, in the case of oral agreements, if any, written summaries thereof have been made available to Purchaser.

     Section 4.15  Intellectual Property.

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

          (a) Slingshot is or will be as of the Closing the sole and exclusive owner of, or has or will have as of the Closing the valid right to use the Intellectual Property of ADMI acquired, to the knowledge of ADMI, from the Speer Sellers relating to the Digital Media Business free and clear of all Liens. ADMI, or, to the knowledge of ADMI, PSI, is the sole and exclusive owner of, or has the valid right to use the Intellectual Property of ADMI or PSI or acquired from the Speer Sellers relating to the Telecom Business free and clear of all Liens. Schedule 4.15 sets forth a complete and accurate list (including Intellectual Property that Slingshot, ADMI or PSI is the owner or licensee thereof) of all (i) patents and patent applications, (ii) trademark or service mark registrations and applications, (iii) copyright registrations and applications, and (iv) material unregistered copyrights, service marks, trademarks and trade names, each as owned or licensed by Slingshot, ADMI or, to the knowledge of ADMI, PSI. Slingshot, ADMI or PSI currently is listed in the records of the appropriate United State, state or foreign agency as the sole owner of record for each owned application and registration listed on Schedule 4.15.

          (b) To the knowledge of ADMI, the Intellectual Property registrations listed on Schedule 4.15 are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned. Except as set forth on Schedule 4.15, there is no pending, existing, or to the knowledge of ADMI, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the Intellectual Property registrations listed on Schedule 4.15. To the knowledge of ADMI, there is no pending, existing or threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any of the Intellectual Property.

          (c) Schedule 4.15 lists all of the Computer Programs other than off-the-shelf applications that are owned, licensed, leased or otherwise used by Slingshot, ADMI or, to the knowledge of ADMI, PSI, in connection with the operation of the Business as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each Computer Program listed on Schedule 4.15 is either (i) owned by Slingshot, ADMI or PSI, (ii) currently in the public domain or otherwise available to Slingshot, ADMI or PSI without the license, lease or consent of any third party, or (iii) used under rights granted to Slingshot, ADMI or PSI pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is identified on Schedule 4.15. Slingshot, ADMI and PSI use the Computer Programs set forth on Schedule 4.15 in connection with the operation of their businesses as conducted on the date hereof and such use does not to the knowledge of ADMI violate the rights of any third party. Except for Third Party Software, all Computer Programs set forth in Schedule 4.15 were either developed by (x) employees of Slingshot, ADMI, PSI or the Speer Sellers within the scope of their employment, (y) third parties as "work-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements or (z) independent contractors who have assigned their rights to Slingshot, ADMI or PSI pursuant to written agreements.

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

          (d) Schedule 4.15 sets forth a complete and accurate list of all material agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property of Slingshot, ADMI or, to the knowledge of ADMI, PSI, whether Slingshot, ADMI or PSI is the licensee or licensor thereunder (the "Licenses") and any written settlements or assignments relating to any such Intellectual Property. To the knowledge of ADMI, the Licenses are valid and binding obligations of each party thereto, enforceable against each such party in accordance with their terms, and there are no breaches or defaults by Slingshot, ADMI or PSI under any Licenses.

          (e) To the knowledge of ADMI, no trade secret or confidential know-how material to the business of Slingshot, PSI or ADMI as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the proprietary interests of Slingshot, PSI or ADMI, as the case may be, in and to such trade secrets and confidential know-how.

          (f) To the knowledge of ADMI, the conduct of the Business does not infringe upon any intellectual property right owned or controlled by any third party and no third party is infringing upon any Intellectual Property owned by Slingshot, PSI or ADMI and no such claims have been made against a third party by Slingshot, PSI or ADMI. Except as set forth on Schedule 4.15, there are no claims or suits pending or, to the knowledge of ADMI, threatened, and, since March 12, 1999 (or July 12, 1999, in the case of PSI) Slingshot, PSI and ADMI have not received any written notice of a third party claim or suit (x) alleging that Slingshot's, PSI's or ADMI's activities or the conduct of their businesses infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (g) There are no settlements, consents, judgments or orders or other agreements that restrict the rights of Slingshot or ADMI, or to the knowledge of ADMI, PSI to use any Intellectual Property of Slingshot, ADMI or PSI, or other agreements that restrict the rights of Slingshot or ADMI, or to the knowledge of ADMI, PSI to use any Intellectual Property owned by Slingshot, ADMI or PSI.

          (h)  The consummation of the transactions contemplated hereby will not
(i) result in the loss or impairment of the right of Purchaser or its successors to own or use any of the Intellectual Property of ADMI or, to the knowledge of ADMI, PSI that is included within the Telecom Assets, (ii) result in the loss or impairment of the right of Slingshot or its successors to own or use any of the other Intellectual Property of ADMI or Slingshot currently owned or used by Slingshot or (iii) require the consent of any Governmental Authority or third party in respect of any such Intellectual Property of Slingshot, ADMI or, to the knowledge of ADMI, PSI and no present or former employee, or officer of Slingshot, ADMI, or to the knowledge of ADMI, PSI has any right, title, or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

     Section 4.16  Employee Benefits; ERISA. (a) Except as set forth on
Schedule 4.16(a), since March 16, 1999 none of Slingshot, ADMI nor any trade or business, whether or

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

not incorporated (an "ERISA Affiliate"), that together with Slingshot or ADMI would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA has sponsored or contributed to, or has been required to contribute to, any "employee benefit plan," as defined by Section 3(3) of ERISA, or any other plan, program or arrangement, including without limitation any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, for the benefit of, relating to or with any employee of any Person.

          (b)(1) Schedule 4.16(b) contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans or other contracts maintained or contributed to by PSI or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which PSI or any of its Subsidiaries may have any liability that are contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (collectively (whether or not material), the "PSI Compensation and Benefit Plans").

          (2) ADMI has delivered to Purchaser copies of all PSI Compensation and Benefit Plans listed on Schedule 4.16(b), including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

          (3) To the knowledge of ADMI, each of the PSI Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Laws. To the knowledge of ADMI, each "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (each such plan, a "Pension Plan") included in the PSI Compensation and Benefit Plans (a "PSI Pension Plan") that is intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and ADMI is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. To the knowledge of ADMI, no material "prohibited transaction," within the meaning of Section 4975 of the Code or
     Section 406 of ERISA, has occurred with respect to any PSI Compensation and Benefit Plan. There is no pending or, to ADMI's knowledge, threatened Litigation relating to any of PSI Compensation and Benefit Plans.

          (4) To the knowledge of ADMI, no material liability under Title IV of ERISA has been or is reasonably expected to be incurred by PSI or any of its Subsidiaries or any entity which is considered one employer with PSI under Section 4001(a)(15) of ERISA or Section 414 of the Code (any such entity, a "PSI

     ERISA Affiliate"), other than such liabilities that have previously been satisfied. To the knowledge of ADMI, no notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any PSI Pension Plan or by any PSI ERISA Affiliate within the past 12 months.

          (5) To the knowledge of ADMI, all contributions, premiums and payments required to be made under the terms of any PSI Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on PSI. To the knowledge of ADMI, neither any PSI Pension Plan nor any single-employer plan of a PSI ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
     Section 302 of ERISA. To the knowledge of ADMI, neither PSI nor any of its Subsidiaries has provided, or is required to provide, security to any PSI Pension Plan or to any single-employer plan of a PSI ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (6) To the knowledge of ADMI, under each PSI Pension Plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such PSI Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such PSI Pension Plan, and there has been no adverse change in the financial condition of such PSI Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

          (7) Neither PSI nor any of its Subsidiaries contributes to or is required to contribute to any multiemployer plan within the meaning of
     Section 4001(c)(3) of ERISA ("PSI Multiemployer Plan"). To the knowledge of ADMI, neither PSI nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any PSI Multiemployer Plan within the past 5 years that has not been satisfied, nor could any such material withdrawal liability reasonably be expected to be incurred.

          (8) To the knowledge of ADMI, except as set forth in the PSI Compensation and Benefit Plans listed in Schedule 4.16(b), the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events):

                 (A) constitute an event under any PSI Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of PSI;

                 (B) result in any payment or benefit that will or may be made by PSI, any of its Subsidiaries or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code; or

                 (C) provide for any payment to any employee or independent contractor of PSI that is not deductible under
          Section 162(a)(1) or 404 of the Code.

          (9) To the knowledge of ADMI, the contributions of PSI and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

          (10) To the knowledge of ADMI, neither PSI nor its Subsidiaries have any obligations for retiree health and life benefits under any PSI Compensation and Benefit Plan, except as set forth in Schedule 4.16(b). To the knowledge of ADMI, PSI or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (11) Anything in this Agreement to the contrary notwithstanding the representations and warranties set forth in this Section 4.16(b) shall not, to the extent that they relate to any facts, events or circumstances prior to July 12, 1999, survive the Closing and to such extent shall not be subject to the indemnification provisions of Article IX.

     Section 4.17 Labor Matters. Except as set forth on Schedule 4.17, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of ADMI, threatened against or affecting Slingshot, PSI or ADMI, (ii) Slingshot and ADMI are not, and to the knowledge of ADMI, PSI is not party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Slingshot, PSI or ADMI, (iii) none of the employees of Slingshot or ADMI or to the knowledge of ADMI, PSI is represented by any labor organization and ADMI has no knowledge of any union organizing activities among the employees of Slingshot, PSI and ADMI since March 16, 1999 (or July 12, 1999, in the case of PSI), nor does any question concerning representation exist concerning such employees, (iv) Slingshot, ADMI and PSI are, and have been at all times since March 16, 1999 (or July 12, 1999, in the case of PSI), in compliance, in all material respects, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Laws, (v) there is no unfair labor practice charge or complaint against Slingshot, ADMI or , to the knowledge of ADMI, PSI pending or, to the knowledge of ADMI, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) to the knowledge of ADMI, no charges with respect to or relating to Slingshot, PSI or ADMI are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (vii) since March 16, 1999 (or July 12, 1999, in the case of PSI), Slingshot, ADMI and PSI have not received a notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to Slingshot, PSI or ADMI and, to the knowledge of ADMI, no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of ADMI, threatened in any forum by or on behalf of any present or former employee of Slingshot, ADMI or, to the knowledge of ADMI, PSI, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

     Section 4.18  Records.

            (a) The record books of Slingshot contain complete and accurate records of all actions taken by the management committee of Slingshot. Complete and accurate copies of all such minute books have been made available to Purchaser. All officers of Slingshot have been properly elected.

            (b) The accounting books and records of each of Slingshot and ADMI are complete and correct, have been maintained in accordance with applicable Laws and good business practices and accurately reflect the basis for the financial condition and results of operations of Slingshot and ADMI set forth in the financial statements of Slingshot and ADMI.

            (c) The record books of PSI contain complete and accurate records of all actions taken by the board of directors and stockholders of PSI since July 12, 1999 and, to the knowledge of ADMI, prior to July 12, 1999. Copies of all such minute books have been made available to Purchaser. All officers of PSI have been properly elected.

            (d) With respect to all entries made since July 12, 1999, and, to the knowledge of ADMI, with respect to entries made prior to July 12, 1999, the accounting books and records of PSI are complete and correct, have been maintained in accordance with applicable Laws and good business practices and accurately reflect the basis for the financial condition and results of operations of PSI set forth in the financial statements of PSI.

     Section 4.19  Affiliate Transactions.

     (a) Schedule 4.19 lists all agreements, arrangements and currently proposed agreements and arrangements that have been entered into since March 16, 1999, by or between Slingshot or ADMI, on the one hand, with or for the benefit of any current or former shareholder, partner, officer or other Affiliate of Slingshot or ADMI or any entity in which any such Person has a direct or indirect material interest, on the other hand. Schedule 4.19 lists all payments of any kind in any one case in excess of $25,000 since March 16, 1999 from Slingshot or ADMI to or for the benefit of any current or former partner, officer or other Affiliate of Slingshot or ADMI or any of such Persons' Affiliates, or any entity in which any such Person has a direct or indirect material equity interest. All outstanding debts and other obligations of Slingshot or ADMI incurred since March 16, 1999 to any of its owners were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property.

     (b) Schedule 4.19 lists all agreements, arrangements and currently proposed agreements and arrangements that have been entered into since July 12, 1999, by or between PSI on the one hand, with or for the benefit of any current or former shareholder, partner, officer or other Affiliate (other than Slingshot or ADMI) of PSI or any entity in which any such Person has a direct or indirect material interest, on the other hand. Schedule 4.19 lists all payments of any kind in any one case in excess of $25,000 since July 12, 1999 from PSI to or for the benefit of any current or former partner, officer or other Affiliate (other than Slingshot or ADMI) of PSI or any of such Persons' Affiliates, or any entity in which any such Person has a direct or indirect material equity interest. All outstanding debts and other obligations of PSI incurred to ADMI or any Affiliate of ADMI were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property. As of the Closing there will not be any outstanding debt or other obligations of PSI to ADMI or any Affiliate of ADMI.

     Section 4.20 Brokers, Finders, Etc. Slingshot, PSI and ADMI have not employed and are not subject to the valid claim of, nor has Slingshot, PSI or ADMI incurred any Liability that would be payable by Slingshot, PSI or ADMI, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.21 Questionable Payments. Since March 16, 1999 (or July 12, 1999, in the case of PSI) Slingshot, ADMI and, to the knowledge of ADMI, PSI, and their officers (or Person of similar capacity), have not used any funds of Slingshot, PSI and ADMI for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, have not made any direct or indirect unlawful payments to government officials or employees from corporate funds, have not established or maintained any unlawful or unrecorded fund or corporate moneys or other assets, and have not made any false or fictitious entries on the books or records of any such corporations, made any bribe, payoff, kickback or other unlawful payment.

     Section 4.22 Other Information. No representation or warranty of ADMI in this Agreement, nor any statement, certificate or other document furnished or to be furnished by Slingshot, ADMI or PSI to Purchaser pursuant to this Agreement, nor the Exhibits and Schedules hereto prepared by Slingshot, ADMI or PSI, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.23 Customer and Supplier Relationships; Warranty Claims. Except as set forth in Schedule 4.23, since March 16, 1999 (or July 12, 1999, in the case of PSI) Slingshot, ADMI and PSI have not received any notice that any customer or supplier intends to discontinue or alter the prices or terms of, or substantially diminish its relationship with Slingshot, PSI or ADMI, as the case may be. Other than as set forth in Schedule 4.23, since March 16, 1999 (or July 12, 1999, in the case of PSI) Slingshot, ADMI and PSI have not received notice of any outstanding warranty claims against Slingshot, PSI or ADMI or the Speer Sellers by any of their customers with respect to products sold or services rendered by Slingshot, PSI or ADMI or the Speer Sellers.

     Section 4.24  Year 2000 Program.

     (a) Except as set forth in Schedule 4.24, to the knowledge of ADMI, all devices, systems, machinery, information technology, computer software and hardware and other date sensitive technology (collectively, the "Systems") necessary to carry on the Business are Year 2000 Compliant to the extent necessary to ensure no material disruption of the operations of Purchaser. As used herein, "Year 2000 Compliant" means that the Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date or date sensitive data, specifically including any error relating to, or the product of, date data which represents or references difference centuries or more than one century.

     (b) ADMI has (and, to the knowledge of ADMI, since July 12, 1999, PSI has) taken reasonable and practicable steps, including, without limitation, (i) evaluating computer software utilized in their respective businesses and (ii) obtaining certifications and other information concerning the date-handling capabilities of third party computer software included in PSI's or ADMI's computer software products to identify, address, and remediate problems relating to the failure to be Year 2000 Compliant. ADMI has fully disclosed and made available to Purchaser any and all information and materials relating to problems with any computer software utilized in the Business being Year 2000 Compliant.

     Section 4.25  PSI Merger Agreement. Except to the extent set forth in
Schedule 4.25, to the knowledge of ADMI, all of the representations and warranties made by PSI pursuant to the Agreement and Plan of Merger dated as of March 15, 1999 among ADMI, PSI and PS Acquisitions, Inc. were true and correct as of the closing of the merger contemplated therein.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES AS TO ADMI

     ADMI represents and warrants to Purchaser as to ADMI as follows:

     Section 5.1 Organization; Authorization and Validity. ADMI is duly organized and validly existing corporation under the laws of the State of Colorado, and has full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. ADMI has full corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by ADMI pursuant hereto (to the extent that such Person is a party hereto or thereto) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by ADMI of this Agreement and the other documents and instruments to be executed and delivered by ADMI pursuant hereto, and the consummation by ADMI of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of ADMI and no other act or proceeding on the part of ADMI or its shareholders is necessary to authorize the execution and delivery by ADMI of this Agreement or the other documents or instruments to be executed and delivered by ADMI pursuant hereto, or the consummation by ADMI of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by ADMI pursuant hereto have been duly and validly executed and delivered by ADMI and, assuming this Agreement and the other documents and instruments to be executed and delivered by ADMI pursuant hereto are the valid and binding obligations of the other Persons a parties hereto or thereto, constitutes a valid and binding obligation of ADMI enforceable against ADMI in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.2   Assignments to Slingshot and Qwest. Except as set forth on
Schedule 5.2(a), and except for the Telecom Assets and the capital stock or other securities of IHC and BFD, pursuant to the Contribution Agreement, ADMI will transfer to Slingshot at or prior to Closing all of ADMI's tangible or intangible assets, and ADMI's contractual, license and leasehold rights and all liabilities of ADMI relating to the conduct of the Digital Media Business, including the Slingshot Assets. Schedule 5.2(b) sets forth all investments made by ADMI in the Digital Media Business since March 16, 1999, whether by advance, capital contribution, forgiveness or otherwise. Prior to the transfer to Qwest of the Telecom Assets, ADMI shall cause PSI to dividend, distribute or otherwise transfer and dispose of all of the outstanding capital stock or other securities of BFD to ADMI or its assignee.

     Section 5.3   Telecom Assets and Slingshot Assets.

            (a) The Telecom Assets constitute all of the assets of ADMI relating to the portion of the Business consisting of enhanced telephony services, other than IHC and BFD and their assets relating to the provision of enhanced telephony services.

            (b) The Slingshot Assets represent all of the assets of ADMI other than IHC and BFD relating to advanced digital production, post-production and transmission facility, digital media storage and distribution services.

     Section 5.4 No Conflict. Except as set forth in Schedule 5.4, the execution, delivery and performance of this Agreement by ADMI and the other documents and instruments to be executed and delivered by ADMI pursuant hereto, the consummation by ADMI of the transactions contemplated hereby or thereby and the compliance by ADMI with the provisions hereof or thereof will not (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of ADMI or PSI, (b) constitute a change in control of ADMI under or require the consent from or the giving of notice to a third party (other than a notice to or consent from a Governmental Authority contemplated by Section 4.6), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contractual obligation of ADMI, or result in the creation of any Lien upon or affecting any properties or assets of ADMI, (c) to the knowledge of ADMI with respect to contracts entered into prior to July 12, 1999, constitute a change in control of PSI under or require the consent from or the giving of notice to a third party (other than a notice to or consent from a Governmental Authority contemplated by Section 4.6), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contractual obligation of PSI, or result in the creation of any Lien upon or affecting any properties or assets of PSI, (d) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to ADMI or to which its properties or assets may be bound, (e) to the knowledge of ADMI, violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to PSI or to which its properties or assets may be bound, or (f) result in triggering of any right of first refusal or other right under any partnership or joint venture agreement to which ADMI or, to the knowledge of ADMI, PSI, is a party, except in the case of clauses (b), (c), (d), (e) or (f) for such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to ADMI as follows:

     Section 6.1 Organization; Authorization and Validity. Purchaser is a corporation organized under the laws of the State of Delaware. Purchaser is duly organized, validly existing and in good standing and has full power and authority to carry on its business as presently conducted. Purchaser has full corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate act or proceeding on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the other documents or instruments to be executed and delivered by Purchaser pursuant hereto, or the consummation by Purchaser of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto have been duly and validly executed and delivered by Purchaser and, assuming this Agreement and the other documents and instruments to be executed and delivered by Purchasers pursuant hereto are the valid and binding obligations of such other Persons a party hereto or thereto, constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy

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

of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2 No Conflict. Neither the execution, delivery or performance by Purchaser of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Purchaser, (b) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material contractual obligation of Purchaser or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser or to which any of its properties or assets may be bound, except in such case as would not materially impair or delay Purchaser in the consummation of the transactions contemplated hereby.

     Section 6.3 Governmental Consents. Except under the HSR Act, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser.

     Section 6.4 Brokers, Finders, Etc.. Purchaser has not employed, and is not subject to the valid claim of, nor has Purchaser incurred any liability that would be payable by Purchaser, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

     Section 6.5 Other Information. No representations or warranty of Purchaser in this Agreement, nor any statement, certificate or other document furnished or to be furnished by Purchaser to Slingshot or ADMI pursuant to this Agreement, contains any untrue statements or a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.6 Purchase for Investment. Purchaser is acquiring the PSI Securities and any other securities to be acquired by it pursuant to the terms of this Agreement for investment purposes and not with a view toward any resale or distribution thereof. Purchaser acknowledges that the securities to be acquired in accordance herewith have not been registered for the purpose of the transactions contemplated by this Agreement or otherwise under the Securities Act of 1933, as amended, or under any state securities laws. Purchaser will not sell or otherwise distribute all or any portion of the securities acquired hereunder except in compliance with applicable laws relating to the sale or other distribution of securities.

                                  ARTICLE VII
                                   COVENANTS

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

     Section 7.1  Commercially Reasonable Efforts.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

            (b) In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall use their commercially reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 7.2 Filings and Consents. The parties hereto shall use all commercially reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any Governmental Authority or other third party required in connection with the execution, delivery or performance of this Agreement and the other documents and instruments to be executed pursuant hereto.

     Section 7.3 Publicity. Without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, none of the parties hereto shall, nor shall any of them permit Affiliates which any of them control to, issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange. A party making any statement or announcement pursuant to the requirements of applicable law or the listing agreement of a national securities exchange shall provide a copy thereof to the other parties hereto to the extent possible prior to issuing such statement or announcement.

     Section 7.4 Notification of Certain Matters. ADMI shall give prompt notice to Purchaser upon becoming aware of, and Purchaser shall give prompt notice to ADMI upon becoming aware of, (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of ADMI or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 7.5 Expenses. Except as set forth in Section 11.6, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

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

     Section 7.6 Conduct of Business of ADMI. ADMI covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby or as disclosed in Schedules hereto or as consented to by Purchaser, from and after the date of this Agreement and until the Closing Date ADMI will not operate the Telecom Assets other than in the ordinary course of business consistent with past practices. In furtherance thereof and not in limitation of the foregoing, ADMI will not take, and will not permit Slingshot or PSI to take, any action or elect to omit to take any action the result of which in either case will be to:

            (a) Issue, grant or make any commitment to grant, any Ownership Interests or other rights relating to the Ownership Interests or PSI's debt instruments or other securities;

            (b) Redeem, repurchase or otherwise reacquire any Ownership Interests or make any commitment with respect thereto, or declare or pay any distribution of any assets constituting Slingshot Assets to the owners of Slingshot or their Affiliates other than as contemplated by the terms of this Agreement;

            (c) Cause PSI or ADMI to suffer any adverse change that is material to the Telecom Assets;

            (d) Incur any Liabilities relating to the Telecom Assets except Liabilities (x) incurred in the ordinary course of business and consistent with past practice and (y) Liabilities not incurred in the ordinary course of business in an aggregate amount of no greater than $250,000 (including Liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single Liability);

            (e) Pay, discharge or satisfy any claim or Liabilities relating to the Telecom Assets other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

            (f) Permit or allow any of the Telecom Assets (real, personal or mixed, tangible or intangible) to become subject to any Lien except in the ordinary course of business consistent with good financial practices;

            (g) Write off as uncollectible any notes or accounts receivable that constitute Telecom Assets except for immaterial write-offs in the ordinary course of business and consistent with past practice;

            (h) Cancel any debts or waive any claims or rights relating to the Telecom Assets that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

            (i) Sell, transfer, or otherwise dispose of any of the Telecom Assets (real, personal or mixed, tangible or intangible), except (i) in the ordinary course of business and consistent with past practice and (ii) transfers and other dispositions not in the ordinary course of business in an aggregate amount not exceeding $100,000 with respect to all other assets and properties;

            (j) Capitalize any work, project or other form of services performed or to be performed in connection with the Telecom Assets or by the Telecom Business, except in accordance with generally accepted accounting principles;

            (k) Introduce any new, or significantly change any, management operation or accounting policy relating to the Telecom Assets, including tax accounting methods and procedures, or operate its properties or assets other than substantially as previously operated and in the ordinary course;

            (l) Suffer any damage, destruction or loss to the Telecom Assets (whether or not covered by insurance) which could have been prevented by reasonably prudent action on the part of the PSI or ADMI; or

            (m) Make or commit to make any capital expenditures for Telecom Assets not in the ordinary course of business for any single item in excess of $25,000 other than as required by any contract listed on Schedule 4.14

     Section 7.7 Access and Inspection. Slingshot and ADMI shall afford to the officers, employees, accountants, counsel and other representatives of Purchaser, access, upon reasonable prior request or notice, during normal business hours from the date hereof until the Closing Date, to Slingshot's, ADMI's and PSI's offices, properties, books, contracts, commitments and records and, during such period, Slingshot, ADMI and PSI shall furnish promptly to Purchaser all other information concerning its business, properties and personnel as Purchaser may reasonably request. Purchaser will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     Section 7.8 Management Agreement; Speer Indemnity. Pursuant to the Bill of Sale, Assignment and Assumption Agreement, at Closing, ADMI shall assign to Purchaser, and Purchaser shall assume, all of the rights and obligations under the Management Agreement and the Speer Purchase Agreement, to the extent that each relates to the Telecom Assets.

     Section 7.9 Consents. Prior to the Closing, Slingshot and ADMI shall use all commercially reasonable efforts to obtain all consents necessary to the consummation of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser at or prior to the Closing. Notwithstanding any other provision of this Agreement, the parties hereto agree that ADMI or Slingshot may seek to obtain any consents or waivers from any Persons necessary to consummate the transactions contemplated hereby; provided that ADMI or Slingshot and their respective representatives shall use their best efforts to restrict access to any information concerning this Agreement and the transactions contemplated hereby to those Persons that "need to know"; provided further, that Slingshot, ADMI and their respective representatives will request and encourage those Persons who are informed of this Agreement or the transactions contemplated hereby to treat any such information so provided in accordance with the terms of the Confidentiality Agreement as if such Persons were a party thereto.

     Section 7.10 No Solicitation. For a period of two years following the Closing, without the prior written consent of Qwest's most senior executive primarily engaged in Qwest's human resources department, Slingshot and ADMI shall not, and shall cause their respective representatives not to, directly or indirectly, solicit or attempt to solicit, or assist any other Person to solicit or to attempt to solicit, any employee of Qwest (other than Greg Bell and Robert Thalman to terminate his or her employment with Qwest or to interfere or attempt to interfere with the relationship between Qwest and any of its employees. Nothing contained in this Agreement or any other document or instrument to be executed and delivered pursuant hereto will be deemed to limit or otherwise affect the right of any employee of Qwest to seek employment with or to be employed by Slingshot, ADMI or any of their respective Affiliates if Slingshot, ADMI and such Affiliates have not solicited such employee in violation of the preceding sentence.

     Section 7.11 Supplements to Schedules. From time to time prior to the Closing, Slingshot and ADMI shall promptly supplement or amend any Schedule hereto with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule; provided that for purposes of the conditions to Closing, no such supplement or amendment will be deemed to cure any breach of any representation, warranty or covenant and Purchaser may elect, as its sole remedy, to terminate this Agreement pursuant to
Section 10.1(c). The parties hereto recognize and acknowledge that certain assets will be acquired and disposed of and that certain liabilities will be incurred and discharged in the ordinary course of business; provided, however, that the parties do not intend for this sentence to alter or modify the conditions or prohibitions of taking such actions contained elsewhere in this Agreement.

     Section 7.12 Further Assurances. From and after the Closing Date, Slingshot, ADMI and Purchaser shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by another party hereto to permit such other party to satisfy its obligations hereunder or to evidence title, or to provide such other party with the benefits enumerated in this Agreement, including without limitation, the execution, acknowledgment and delivery of any assurances or documents necessary to assign the benefits of the provisions in the Speer Purchase Agreement related to the Telecom Assets including the indemnity provisions (the "Speer Indemnity") and the rights and obligations of ADMI under the Management Agreement related to the Telecom Assets.

     Section 7.13 IHC Interests. Notwithstanding any other provision of this Agreement or any other document or instrument to be delivered pursuant hereto, ADMI shall not transfer to

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

Slingshot or to Purchaser (i) any interest in securities of IHC owned by ADMI,
(ii) any interest in any properties or assets acquired by ADMI from IHC, or
(iii) any Liabilities related thereto.

     Section 7.14 Insurance. Purchaser acknowledges that, as of the Closing Date, all insurance coverage with respect to the Telecom Assets that is provided through ADMI or its Affiliates will be terminated and that any insurance coverage of the Telecom Assets thereafter will be the sole responsibility of Purchaser.

     Section 7.15 Inter-Company Accounts. Prior to the Closing, (a) ADMI will contribute to the capital of PSI and its Subsidiaries other than BFD the outstanding amount of any inter-company account payable by PSI or any such Subsidiary to ADMI and (b) ADMI will cause PSI to contribute to the capital of BFD the outstanding amount of any inter-company account payable by BFD to PSI.

                                 ARTICLE VIII
                             CONDITIONS TO CLOSING

     Section 8.1 Conditions to the Obligations of Purchaser, Slingshot and ADMI. The obligations of each party hereto effect the Closing are subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

            (a) No Injunction or Litigation. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which makes the consummation of the transactions contemplated hereby illegal. No litigation shall have been commenced and be continuing that seeks to prevent consummation of the transactions contemplated hereby or that seeks material damages from Purchaser, Slingshot, PSI, ADMI or any of their Affiliates, in connection with the transactions contemplated hereby.

            (b) Consents. All consents, approvals, permits or authorizations required to be obtained, declarations or filings required to be made and waiting periods or terminations required to have occurred prior to the Closing from or with any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained, made or occurred.

     Section 8.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing, of the following conditions:

            (a) Representation and Warranties. The representations and warranties of ADMI contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing.

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

            (b) Covenants. Slingshot and ADMI shall have performed in all respects the covenants and obligations required to be performed by them on or prior to the Closing.

            (c) No Material Adverse Change. There shall not have been, or no event shall have occurred, which could reasonably be expected to result in, a Material Adverse Change with respect to the Business.

            (d) Slingshot's and ADMI's Certificates. Slingshot and ADMI shall each have furnished Purchaser with a certificate, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied.

            (e) Slingshot and ADMI Deliveries. Slingshot and ADMI shall have duly executed, if called for, and delivered to Purchaser each document, instrument and other writing required to be delivered by Slingshot or ADMI pursuant to Sections 3.4 and 3.5.

            (f) Consents. All material consents and approvals required to be obtained prior to the Closing from or with any third party (other than a Governmental Authority) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained.

     Section 8.3 Conditions to the Obligations of Slingshot and ADMI. The obligations of Slingshot and ADMI to effect the Closing is subject to the satisfaction (or waiver by Slingshot and ADMI) on or prior to the Closing, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing.

            (b) Covenants. Purchaser shall have performed in all respects the covenants and obligations required to be performed by it at or prior to the Closing.

            (c) Certificate. Purchaser shall have furnished Slingshot and ADMI with a certificate dated the Closing Date, signed on its behalf by an authorized signatory of Purchaser, to the effect that the conditions set forth in Sections 8.3(a) and (b) have been satisfied.

            (d) Purchaser Deliveries. Purchaser shall have executed, if called for, and delivered to Slingshot or ADMI, as the case may be, each document, instrument and other writing required to be delivered by Purchaser pursuant to Section 3.6.

                                  ARTICLE IX
                         SURVIVAL AND INDEMNIFICATION

     Section 9.1 Survival of Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall terminate on the date which is 18 months from the Closing Date. Each of the representations and warranties made by ADMI in this Agreement shall terminate on the date which is 18 months from the Closing Date; provided,

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

however, that (i) the representations and warranties contained in Sections 4.11, 4.16(a) and, to the extent not covered by clause (ii), 4.16(b) shall survive the Closing until 90 days following the expiration of the applicable statute of limitations, (ii) to the extent that they relate to any facts, events or circumstances prior to July 12, 1999, the representations and warranties set forth in Section 4.16(b) shall not survive the Closing and to such extent shall not be subject to the indemnification provisions of this Article IX, and (iii) the representations and warranties contained in Section 4.13 shall survive the Closing until the sixth anniversary of the Closing Date. In the event notice of any claim for indemnification under Section 9.2, 9.3, 9.4 or 9.5 hereof shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved. The covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties hereunder shall survive indefinitely except as expressly provided herein.

     Section 9.2  Speer Indemnity.

            (a)   (i)   ADMI agrees to assign all rights under the Speer
Indemnity that relate to the Telecom Assets to Purchaser at the Closing.

                  (ii) ADMI agrees to assign all rights under the Speer Indemnity that relate to the Slingshot Assets to Slingshot at the Closing.

            (b) In the event of a breach of a representation, warranty or covenant under the Speer Purchase Agreement, Purchaser's only recourse for such breach shall be to seek indemnification in accordance with the Speer Indemnity. The parties agree that they will cooperate with the other party's reasonable requests in such party's assertion of rights under the Speer Indemnity. ADMI agrees that, subject to receipt of reasonably satisfactory indemnification from Purchaser, it will act as the named plaintiff in any action under the Speer Indemnity at the reasonable direction of Purchaser if necessary in order for Purchaser to assert any rights thereunder.

            (c) If Purchaser would be entitled to recover any amounts (the "Blocked Amounts") under the Speer Indemnity but is prevented from recovering such amounts by reason of the $50,000,000 cap on indemnification specified in
Section 9.2(b) of the Speer Purchase Agreement, and the aggregate amount recovered by Purchaser under the Speer Indemnity is less than $10,000,000, ADMI agrees that it will pay to Purchaser the Blocked Amounts, provided, that ADMI shall not be required to pay Purchaser in excess of an aggregate of $10,000,000 for all Blocked Amounts and amounts under Section 9.3 relating to the Telecom Business.

     Section 9.3  Base Indemnification by ADMI.

            (a) Subject to the other provisions of this Article IX, ADMI shall indemnify, defend and hold harmless Purchaser Indemnified Parties from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys' fees and expenses) ("Damages") suffered by any of Purchaser Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of

Purchaser Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of ADMI contained in this Agreement (other than with respect to PSI), (ii) any breach of any covenant of Slingshot or ADMI contained in this Agreement (other than with respect to PSI) and (iii) all Litigation arising on or after March 16, 1999 relating to the Assets and the operations of the Business (other than with respect to PSI) after March 16, 1999 and prior to the Closing (the "Base Indemnity").

            (b) In no event shall ADMI be liable to the Purchaser Indemnified Parties under the Base Indemnity with respect to any breaches of representations and warranties unless the aggregate Damages therefrom and amounts under Section
9.4 relating to PSI exceed $350,000, and then only to the extent the Damages exceed $350,000. In no event shall the aggregate liability of ADMI for Damages resulting from breaches of the representations and warranties set forth in Articles IV or V (i) with respect to the Telecom Business (other than amounts under Section 9.4) together with amounts under Section 9.2 exceed $10,000,000 and (ii) with respect to the Digital Media Business exceed $20,000,000; provided that ADMI shall indemnify Purchaser without limitation in respect of any Damages suffered by any Purchaser Indemnified Party which arise out of any Liabilities of ADMI other than (i) Assumed Liabilities or (ii) Liabilities associated with the Slingshot Assets. For purposes of this Section 9.3, Damages that relate to representations or warranties or Litigation covered by the Base Indemnity with respect to the Slingshot Assets or the Digital Media Business, shall include any Damages of Slingshot to the extent not a direct Damage of a Purchaser Indemnified Party, and in such case shall be an amount equal to that portion of Slingshot's Damages based on the percentage equity interest held by Purchaser and its Affiliates in Slingshot at the time the Damages were incurred. As an example, if Slingshot incurs any Damage that would be covered by the Base Indemnity if the representations and warranties contained herein were made to Slingshot and the Base Indemnity were made for the benefit of Slingshot, and if Purchaser's Affiliates then held an aggregate 50% equity interest in Slingshot, the Purchaser Indemnified Parties will be entitled to indemnification hereunder (subject to the other limitations in this Article IX) as if the Purchaser Indemnified Parties had suffered direct Damages in an amount equal to 50% of the Slingshot Damages.

            (c) Notwithstanding the foregoing, the parties agree that neither ADMI nor Slingshot shall be liable to the Purchaser Indemnified Parties for any costs, expenses, losses, damages and liabilities (including reasonable attorneys' fees and expenses) suffered by any of Purchaser Indemnified Parties to the extent that such costs, expenses, losses, damages and liabilities are covered by the Speer Indemnity, other than in accordance with Section 9.2(c).

     Section 9.4  PSI Indemnification by ADMI.

            (a) Subject to the other provisions of this Article IX, ADMI shall indemnify, defend and hold harmless Purchaser Indemnified Parties from and against any and all Damages suffered by any of Purchaser Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of Purchaser Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to

(i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of ADMI contained in this Agreement relating to PSI, (ii) any breach of any covenant of Slingshot or ADMI contained in this Agreement relating to PSI and (iii) all Litigation arising on or after July 12, 1999 relating to PSI and its operations prior to the Closing (the "PSI Indemnity").

            (b) In no event shall the aggregate liability of ADMI for Damages resulting from breaches of the representations and warranties set forth in Articles IV or V under the PSI Indemnity exceed $10,000,000.

     Section 9.5  Indemnification by Purchaser.

            (a) Subject to the other provisions of this Article IX, Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Damages suffered by any of the Seller Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Seller Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of Purchaser contained in this Agreement, (ii) any breach of any covenant of any of Purchaser contained in this Agreement, (iii) the Assumed Liabilities and (iv) all litigation relating to the operation of the Telecom Assets and the ownership of PSI subsequent to Closing.

            (b) In no event shall Purchaser be liable to the Seller Indemnified Parties with respect to any breaches of representations and warranties unless the aggregate Damages therefrom exceed $100,000, and then only to the extent the Damages exceed $100,000. In no event shall the aggregate liability of Purchaser for Damages resulting from breaches of the representations and warranties set forth in Article VI exceed $1,000,000.

     Section 9.6  Notice and Resolution of Claim.

            (a) An indemnified party under this Agreement shall promptly give written notice to the indemnifying party after obtaining knowledge of any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in Sections 9.2 through 9.5, specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, however, that the failure of the indemnified party promptly to notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article IX except to the extent the indemnified party's failure to so notify in breach of this Section 9.6(a) materially prejudices the indemnifying party's ability to defend against such third party claim or litigation. The indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such third party claim.

            (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation

(including the retention of legal counsel) and holding the indemnified party harmless from and against any and all losses caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party) or enter into any settlement (except with the written consent of the indemnified party): (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from, all liability in respect of such claim or litigation, or (ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party.

            (c) Failure by the indemnifying party to notify the indemnified party of its election to assume the defense of any such claim or litigation by a third party within 30 days after notice thereof has been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party does not assume the defense of such claim or litigation by a third party, the indemnified party may defend or settle such clam or litigation in such matter as the indemnified party may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate.

            (d) The parties agree that they will cooperate with any other party's reasonable requests in such party's assertion of rights under the Speer Indemnity.

                                   ARTICLE X
                                  TERMINATION

     Section 10.1 Termination. This Agreement may be terminated at any time prior to Closing:

            (a) by written agreement of Purchaser and each of Slingshot and ADMI;

            (b) by ADMI or Purchaser, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

            (c) by either Purchaser or ADMI by giving written notice of termination to the other party, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within ten days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available if at the time the terminating party is in material breach of any representation, warranty, covenant or other agreement contained herein; or

            (d) by either Purchaser or ADMI by written notice of termination to the other party if any Governmental Authority of competent jurisdiction shall have issued any statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such statute, rule, regulation, order, decree or injunction or other action shall have become final.

     Section 10.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 10.1 hereof, this Agreement shall thereafter become void and have no effect, and no party thereto shall have any liability to any other party hereto or any of its respective Affiliates, officers or employees, except for the obligations of the parties hereto contained in this Section 10.2 and in Sections 11.1, 11.5, 11.6 and 11.8 hereof, and provided that nothing contained in this Section 10.2 shall relieve any party from liability for a breach of any provision of this Agreement.

                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided, however, that the facsimile is promptly followed by telephone confirmation thereof to the appropriate person at the address set forth below, or at such other address as may be designated in writing hereafter, in the same manner, by such person.

          To Slingshot:

               Slingshot Networks, LLC
               555 17th Street, Suite 2400
               Denver, Colorado 80202
               Telephone: (303) 298-1000
               Facsimile: (303) 298-8881
               Attention: Craig Slater
     with a copy to:

               Hogan & Hartson L.L.P.
               One Tabor Center
               1200 17th Street, Suite 1500
               Denver, Colorado 80202
               Telephone: (303) 899-7300
               Facsimile: (303) 899-7333
               Attention: Steven A. Cohen

     To ADMI:

               Anschutz Digital Media, Inc.
               555 17th Street, Suite 2400
               Denver, Colorado 80202
               Telephone: (303) 298-1000
               Facsimile: (303) 298-8881
               Attention: Craig Slater

     with a copy to:

               Hogan & Hartson L.L.P.
               One Tabor Center
               1200 17th Street, Suite 1500
               Denver, Colorado 80202
               Telephone: (303) 899-7300
               Facsimile: (303) 899-7333
               Attention: Steven A. Cohen

     To Purchaser:

               Qwest Communications International Inc.
               700 Qwest Tower
               555 17th Street
               Denver, Colorado 80202
               Telephone: (303) 992-1400
               Facsimile: (303) 992-1203
               Attention: Marc Weisberg
     with a copy to:

               O'Melveny & Myers LLP
               Century City
               1999 Avenue of the Stars
               Los Angeles, California 90067-6035
               Telephone: (310) 246-6727
               Facsimile: (310) 246-6779
               Attention: Steven L. Grossman

     Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designed by the postal authorities as a not deliverable, as the case may be, if mailed by registered or certified mail, (c) on the next succeeding business day if sent by national courier service, or (d) on the date telecommunicated if by telecopier if confirmed by telephone confirmation.

     Section 11.2 Amendment, Waiver. Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, ADMI and Slingshot, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 11.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided that any party may assign any of its rights and obligations hereunder in whole or in part to any of its respective Affiliates without obtaining the consent of the other parties hereto.

     Section 11.4 Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, ADMI, Slingshot or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 11.6 Expense. All and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, shall be borne by Purchaser and all costs and expenses incurred by ADMI in connection with this Agreement and the transactions contemplated hereby shall be borne by ADMI; provided that the Purchaser and ADMI shall share equally the $45,000 filing fee in respect of the filing of a notification and report form under the HSR Act with respect to the transactions contemplated hereby.

     Section 11.7 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by the laws of the State of Colorado, its rules of conflict of laws notwithstanding. Purchaser and ADMI hereby agree and consent to be subject to the non-exclusive jurisdiction of the federal and state courts of the State of Colorado in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 11.1.

     Section 11.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 11.9 Transfer and Similar Taxes. Notwithstanding any other provision of this Agreement to the contrary, Purchaser and Seller shall share evenly and cooperate to pay when due all sales, property, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the transactions contemplated by this Agreement.

     Section 11.10 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                           [SIGNATURE PAGE FOLLOWS]

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                        QWEST COMMUNICATIONS
                                        INTERNATIONAL INC.



                                        By: /s/ Drake S. Tempest
                                            -------------------------------
                                        Name:   Drake S. Tempest
                                                ---------------------------
                                        Title: Executive Vice President and
                                               ----------------------------
                                               General Counsel
                                               ----------------------------

                                        ANSCHUTZ DIGITAL MEDIA, INC.



                                        By: /s/ Craig D. Slater
                                            -------------------------------
                                        Name:   Craig D. Slater
                                                ---------------------------
                                        Title:  Executive Vice President
                                                ---------------------------



                                        SLINGSHOT NETWORKS, LLC


                                        By: /s/ Craig D. Slater
                                            -------------------------------
                                        Name:   Craig D. Slater
                                                ---------------------------
                                        Title:  Executive Vice President
                                                ---------------------------

                                Signature Page

                                   EXHIBIT A

                    Form of Capacity and Service Agreement
                    --------------------------------------

                            EXHIBIT B-1 through B-5

                    Forms of Services and Option Agreements
                    ---------------------------------------

                                   EXHIBIT C

                                 Form of Note
                                 ------------

                                   EXHIBIT D

                        Form of Contribution Agreement
                        ------------------------------

                                   EXHIBIT E

                        Form of Subscription Agreement
                        ------------------------------

--------------------------------------------------------------------------------

                     SCHEDULES TO ASSET PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                           [TO BE PROVIDED BY ADMI]

                               TABLE OF CONTENTS

Title                                                                                                 Page
-----                                                                                                 ----
ARTICLE I DEFINITIONS AND TERMS......................................................................  1
      Section 1.1 Certain Definitions................................................................  1
      Section 1.2 Terms Generally....................................................................  11
ARTICLE II ACQUISITION AND DISPOSITION OF ASSETS.....................................................  11
      Section 2.1 Purchase and Sale of Assets........................................................  11
      Section 2.2 Excluded Assets....................................................................  12
      Section 2.3 Nondelivered Assets................................................................  13
      Section 2.4 No Assignment if Breach............................................................  13
ARTICLE III PURCHASE PRICE AND DELIVERY..............................................................  13
      Section 3.1 Purchase Price and Payment.........................................................  13
      Section 3.2 Allocation and Tax Election........................................................  14
      Section 3.3  Closing...........................................................................  15
      Section 3.4 Deliveries by ADMI.................................................................  15
      Section 3.5 Deliveries by Slingshot............................................................  16
      Section 3.6 Deliveries by Purchaser............................................................  16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ADMI....................................................  17
      Section 4.1 Authorization and Validity.........................................................  17
      Section 4.2 Equity; Good Title.................................................................  17
      Section 4.3 Capitalization of PSI..............................................................  18
      Section 4.4 Organization.......................................................................  18
      Section 4.5 No Conflict........................................................................  19
      Section 4.6 Governmental Consents..............................................................  19
      Section 4.7 Balance Sheet Information..........................................................  19
      Section 4.8 Absence of Certain Changes or Events...............................................  20
      Section 4.9 Property, Assets...................................................................  23
      Section 4.10 Litigation and Claims, Compliance with Laws.......................................  25
      Section 4.11 Taxes.............................................................................  26
      Section 4.12 Insurance.........................................................................  27
      Section 4.13 Environmental Matters.............................................................  28
      Section 4.14 Material Contracts................................................................  29
      Section 4.15 Intellectual Property.............................................................  31
      Section 4.16 Employee Benefits; ERISA..........................................................  33
      Section 4.17 Labor Matters.....................................................................  36
      Section 4.18 Records...........................................................................  37
      Section 4.19 Affiliate Transactions............................................................  37
      Section 4.20 Brokers, Finders, Etc.............................................................  38
      Section 4.21 Questionable Payments.............................................................  38
      Section 4.22 Other Information.................................................................  38
      Section 4.23 Customer and Supplier Relationships; Warranty Claims..............................  38
      Section 4.24 Year 2000 Program.................................................................  39

      Section 4.25 PSI Merger Agreement..............................................................  39
ARTICLE V REPRESENTATIONS AND WARRANTIES AS TO ADMI..................................................  39
      Section 5.1 Organization; Authorization and Validity...........................................  39
      Section 5.2 Assignment to Slingshot and Qwest..................................................  40
      Section 5.3 Telecom Assets and Slingshot Assets................................................  40
      Section 5.4 No Conflict........................................................................  40
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................  41
      Section 6.1 Organization; Authorization and Validity...........................................  41
      Section 6.2 No Conflict........................................................................  42
      Section 6.3 Governmental Consents..............................................................  42
      Section 6.4 Brokers, Finders, Etc..............................................................  42
      Section 6.5 Other Information..................................................................  42
      Section 6.6 Purchase for Investment............................................................  42
ARTICLE VII COVENANTS................................................................................  42
      Section 7.1 Commercially Reasonable Efforts....................................................  43
      Section 7.2 Filings and Consents...............................................................  43
      Section 7.3 Publicity..........................................................................  43
      Section 7.4 Notification of Certain Matters....................................................  43
      Section 7.5 Expenses...........................................................................  43
      Section 7.6 Conduct of Business of ADMI........................................................  44
      Section 7.7 Access and Inspection..............................................................  45
      Section 7.8 Management Agreement; Speer Indemnity..............................................  45
      Section 7.9 Consents...........................................................................  45
      Section 7.10 No Solicitation...................................................................  46
      Section 7.11 Supplements to Schedules..........................................................  46
      Section 7.12 Further Assurances................................................................  46
      Section 7.13 IHC Interests.....................................................................  46
      Section 7.14 Insurance.........................................................................  47
      Section 7.15 Inter-Company Accounts............................................................  47
ARTICLE VIII CONDITIONS TO CLOSING...................................................................  47
      Section 8.1 Conditions to the Obligations of Purchaser, Slingshot and ADMI.....................  47
      Section 8.2 Conditions to the Obligations of Purchaser.........................................  47
      Section 8.3 Conditions to the Obligations of the Slingshot and ADMI............................  48
ARTICLE IX SURVIVAL AND INDEMNIFICATION..............................................................  48
      Section 9.1 Survival of Representations and Warranties.........................................  48
      Section 9.2 Speer Indemnity....................................................................  49
      Section 9.3 Base Indemnification by ADMI.......................................................  49
      Section 9.4 PSI Indemnification by ADMI........................................................  50
      Section 9.5 Indemnification by Purchaser.......................................................  51
      Section 9.6 Notice and Resolution of Claim.....................................................  51
ARTICLE X TERMINATION................................................................................  52
      Section 10.1 Termination.......................................................................  52
      Section 10.2 Effect of Termination.............................................................  53
ARTICLE XI MISCELLANEOUS.............................................................................  53
      Section 11.1 Notices...........................................................................  53

      Section 11.2 Amendment, Waiver.................................................................  55
      Section 11.3 Assignment........................................................................  55
      Section 11.4 Entire Agreement..................................................................  55
      Section 11.5 Parties in Interest...............................................................  55
      Section 11.6 Expense...........................................................................  55
      Section 11.7 Governing Law; Jurisdiction; Service of Process...................................  56
      Section 11.8 Specific Performance..............................................................  56
      Section 11.9 Transfer and Similar Taxes........................................................  56
      Section 11.10 Headings.........................................................................  56

EXHIBITS

A -- Form of Capacity and Service Agreement

B -- Forms of Services and Option Agreements

C -- Form of Note

D -- Form of Contribution Agreement

E -- Form of Subscription Agreement